                            AIRCRAFT LEASE AGREEMENT


                                  Dated as of

                                October 20, 1995

                                    between

                                 GPA II LIMITED

                                       as

                                     Lessor

                                      and

                            FRONTIER AIRLINES, INC.

                                       as

                                     Lessee

                                 in respect of


Aircraft :       Boeing 737-300

Serial No:       23177

Draft Number:    3

Date:            5/22/96

Ref No:          LA4.DOC


Note: This Aircraft Lease Agreement has been executed in several counterparts of which this is Counterpart No. [ ]. See Clause 16.15 hereof for information concerning the distinction between various counterparts.

                                     INDEX

CLAUSE                                                                      PAGE
- ------                                                                      ----
1.    Interpretation.......................................................   1
         1.1   Definitions.................................................   1
         1.2   Construction................................................   16
2.    Representations and Warranties.......................................   16
         2.1   Lessee's Representations and Warranties.....................   16
         2.2   Lessee's Further Representations and Warranties.............   18
         2.3   Repetition..................................................   20
         2.4   Lessor's Representations and Warranties.....................   20
3.    Conditions Precedent.................................................   21
         3.1   Conditions Precedent........................................   21
         3.2   Further conditions precedent................................   23
         3.3   Waiver......................................................   24
4.    Commencement.........................................................   25
         4.1   Leasing.....................................................   25
         4.2   Delivery....................................................   25
         4.3   Delayed Delivery............................................   25
         4.4   Licenses....................................................   26
         4.5   Inspection..................................................   26
         4.6   Indemnity...................................................   26
5.    Payments.............................................................   26
         5.1   Deposit.....................................................   26
         5.2   Rental Periods..............................................   27
         5.3   Rent........................................................   27
         5.4   Maintenance Reserves........................................   28
         5.5   Payments....................................................   29
         5.6   Gross-up....................................................   29
         5.7   Taxation....................................................   29
         5.8   Value Added Tax.............................................   30
         5.9   Information.................................................   30
         5.10  Taxation of Indemnity Payments..............................   30
         5.11  Default Interest............................................   31
         5.12  Contest.....................................................   31
         5.13  Net Lease...................................................   31
         5.14  Security....................................................   32
6.    Manufacturer's Warranties............................................   32
         6.1   Assignment..................................................   32
         6.2   Proceeds....................................................   33
         6.3   Parts.......................................................   33
         6.4   Agreement...................................................   33
7.    Lessor's Covenants...................................................   33
         7.1   Quiet Enjoyment.............................................   33
         7.2   Release of Maintenance Reserves.............................   33
         7.3   Lessor Obligations Following Expiry Date....................   34
8.    Lessee's Covenants...................................................   35
         8.1   Duration....................................................   35
         8.2   Information.................................................   35
         8.3   Lawful and Safe Operation...................................   36

                                       I

         8.4   Taxes and other Outgoings...................................   38
         8.5   Sub-Leasing and Wet-Leasing.................................   38
         8.6   Inspection..................................................   39
         8.7   Title.......................................................   39
         8.8   General.....................................................   40
         8.9   Records.....................................................   41
         8.10  Protection..................................................   41
         8.11  Maintenance and Repair......................................   42
         8.12  Removal of Engines and Parts................................   43
         8.13  Installation of Engines and Parts...........................   43
         8.14  Non-Installed Engines and Parts.............................   44
         8.15  Pooling of Engines and Parts................................   45
         8.16  Equipment Changes...........................................   45
         8.17  Title on an Equipment Change................................   46
         8.18  Third Party.................................................   46
9.    Insurance............................................................   46
         9.1   Insurances..................................................   46
         9.2   Requirements................................................   47
         9.3   Change......................................................   47
         9.4   Insurance Covenants.........................................   47
         9.5   Failure to Insure...........................................   48
         9.6   Continuing Indemnity........................................   48
         9.7   Application of Insurance Proceeds...........................   49
10.    Indemnity...........................................................   49
         10.1  General.....................................................   49
         10.2  Duration....................................................   50
11.    Events of Loss......................................................   50
         11.1  Events of Loss..............................................   50
         11.2  Substitute Aircraft.........................................   52
         11.3  Requisition.................................................   52
12.    Return of Aircraft..................................................   53
         12.1  Return......................................................   53
         12.2  Final Inspection............................................   53
         12.3  Non-Compliance..............................................   53
         12.4  Redelivery..................................................   54
         12.5  Acknowledgment..............................................   54
         12.6  Maintenance Program.........................................   54
         12.7  Fuel........................................................   54
13.    Default.............................................................   54
         13.1  Events......................................................   54
         13.2  Rights......................................................   58
         13.3  Deregistration..............................................   62
14.    Assignment..........................................................   62
         14.1  Lessee's Assignment.........................................   62
         14.2  Lessor's Assignment.........................................   62
         14.3  Transfer....................................................   62
15.    Illegality..........................................................   63
15A    Lease Amendment.....................................................   63
16.    Miscellaneous.......................................................   63
         16.1  Waivers, Remedies Cumulative................................   63
         16.2  Delegation..................................................   63

                                      II

          16.3  Certificates...............................................   64
          16.4  Appropriation..............................................   64
          16.5  Currency...................................................   64
          16.6  Set-off....................................................   64
          16.7  Severability...............................................   64
          16.8  Remedy.....................................................   65
          16.9  Expenses...................................................   65
          16.10 Time of Essence............................................   65
          16.11 Notices....................................................   65
          16.12 Governing Law and Jurisdiction.............................   67
          16.13 Sole and Entire Agreement..................................   69
          16.14 Indemnities................................................   69
          16.15 Counterparts...............................................   69
          16.16 Language...................................................   69
          16.17 No Brokers.................................................   69
17.    Disclaimers and Waivers.............................................   70
          17.1  Exclusion..................................................   70
          17.2  Waiver.....................................................   71
          17.3  Disclaimer of Consequential Damages........................   71
          17.4  Confirmation...............................................   71
18.    Section 1110........................................................   71
19.    Usury Laws..........................................................   71
20.    Modification or Revision............................................   72
21.    Witness.............................................................   73
SCHEDULES..................................................................   74
SCHEDULE 1.  Description of Aircraft.......................................   74
SCHEDULE 2.  Certificate of Acceptance.....................................   76
SCHEDULE 3.  Operating Condition at Redelivery.............................   81
SCHEDULE 4.  Insurances Requirements.......................................   85
SCHEDULE 5.  Acknowledgments in Connection with Financing..................   89
SCHEDULE 6.  Form of Legal Opinion.........................................   92
SCHEDULE 7.  Form of Aircraft Usage Report.................................   96
SCHEDULE 8.  Lease Amendment...............................................   97

                                      III

                           AIRCRAFT LEASE AGREEMENT

THIS AGREEMENT is made as of the 20th day of October, 1995 between:-

(1) GPA II Limited, a company incorporated under the laws of Ireland whose registered office is at GPA House, Shannon, Co. Clare, Ireland ("Lessor"); and

(2) Frontier Airlines, Inc., a company incorporated under the laws of the State of Colorado whose registered office is at 12015 East 46th Avenue, Denver, Colorado, 80239, United States of America ("Lessee").

      WHEREAS: Lessor wishes to lease to Lessee and Lessee is willing to lease from Lessor the Aircraft on the terms of this Agreement.

      It is proposed that, at the Adjustment Date, the then existing financing arrangements entered into in respect of the Aircraft will be changed and that the security granted in favour of the Trustee on behalf of the Banks will be released. The Lessor and the Lessee agree to amend and modify this Agreement at the Adjustment Date to reflect this change.

      IT IS AGREED as follows:-

1.   INTERPRETATION

1.1  DEFINITIONS

      In this Agreement the following expressions have the meanings set out opposite:-

      Adjustment Date               a date which shall be determined by Lessor
                                    and shall be notified by Lessor to Lessee promptly following such determination.

      After-Tax Basis               in the case of any amount payable on an
                                    "After-Tax Basis" to or for the benefit of any Person (including any amount payable pursuant to this definition) (a "Required
                                    Payment"), the total amount that must be paid is the amount such that, after deduction of the net amount of all Taxes required to be paid by such Person with respect to the receipt or accrual by it of such amount (and assuming that such Person is subject to (i) United States Federal income tax at the highest marginal statutory rate imposed on corporations for the relevant period, (ii) United States state and local income taxes at the composite of the highest marginal statutory rates imposed on such Person for the relevant period, as such composite rate shall be certified by a financial officer of such Person, and (iii) income taxes (if any) imposed by countries outside the United States at the actual rates imposed on such Person) the net amount received is the amount of the Required
                                    Payment.

      Agreed Maintenance Performer  the Lessee, Continental Airlines Inc., USAir
                                    Inc., or any other person agreed to from time to time in writing by Lessor.

      Agreed Maintenance Program    the Maintenance Program agreed to from time
                                    to time in writing by Lessor.

      Agreed Value                  $22,000,000, or such other amount as Lessor
                                    may require from time to time provided such other amount does not exceed 115% of the fair market value of the Aircraft.

      Air Authority                 the Department of Transport, Energy and
                                    Communications of Ireland or any successor thereto..

      Aircraft the aircraft described in Part 1 of Schedule 1, (which term includes where the context admits a separate reference to all Engines, Parts and Aircraft Documents) or any aircraft substituted in place thereof pursuant to Clause 11.1 or 11.2.

      Aircraft Documents            the documents, data and records identified
                                    in Part 2 of Schedule 1 and all additions, renewals, revisions and replacements from time to time made in accordance with this Agreement.

      Airframe                      the Aircraft, excluding the Engines and
                                    Aircraft Documents.

      Appraisal Procedure           the following procedure for determining the
                                    "fair market rental value" of the Aircraft:
                                    (a) Lessor shall select an independent
                                    aircraft
                                    appraiser who shall make a determination of "fair market rental value" of the Aircraft;
                                    and (b) the fees and expenses of the
                                    appraiser shall be paid by Lessee. "Fair market rental value" shall mean the value determined by an appraisal completed on an "as-is" and "where-is" basis.

      APU the auxiliary power unit installed on the Aircraft on the Delivery Date and any replacement auxiliary power unit installed in accordance with this Agreement.

      Assignments                   each of Owner Assignment and Trustee
                                    Assignment.

      Banks such financial institution(s) which from time to time finance the Aircraft for Owner and/or for whose benefit security over, or rights relating to, the Aircraft and/or this Agreement is granted by Owner or at its request.

      Boeing The Boeing Company, a Delaware corporation with its principal office in Seattle, State of Washington, U.S.A.

      Business Day                  a day (other than a Saturday or Sunday) on
                                    which business of the nature required by this Agreement is carried out in Ireland and the State of Incorporation or where used in relation to payments on which banks are open for business in London and New York.

      Certificated Air Carrier      any Person (except the United States
                                    Government) that is a citizen of the United
                                    States of America (as defined in Section
                                    40102 of Title 49 of the United States Code) and holding a Certificate of Public
                                    Convenience and Necessity issued under
                                    Section 41102 of Title 49 of the United
                                    States Code by the Department of
                                    Transportation or any predecessor or
                                    successor agency thereto, or, in the event such certificates shall no longer be issued, any Person (except the United States
                                    Government) that is a citizen of the United
                                    States of America (as defined in Section
                                    40102 of Title 49 of the United States Code) and legally engaged in the business of transporting for hire passengers or cargo by air predominantly to, from or between points within the United States of America, and, in either event, operating commercial jet aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo, which also is certificated so as to entitle Lessor, as a lessor, to the benefits of Section 1110 of Title 11 of the United
                                    States Code with respect to the Aircraft.

      Cold Section Refurbishment    with respect to any Engine the completion of
                                    the following: completely unstacking either the high or low or both compressor sections, if needed, and completing the following for the appropriate section(s): visual inspection; de-blading discs as necessary;
                                    visual inspections of all discs;
                                    verification that all snap diameters on
                                    discs are within limits; inspection of all blades for proper chord dimensions and cracking; repair or replacement of blades below minimums; inspection and repair of stators as necessary; blade-up of discs using new lock plates; assembly of rotors in the compressor; balance of all rotors; and installation of rotors in the engine.

      Cycle                         one take-off and landing of the Aircraft.

      Damage Notification Threshold $250,000.

      Default any Event of Default and any event which with the giving of notice, lapse of time, determination of materiality or fulfillment of other condition would constitute an Event of Default.

      Delivery Condition

      Requirements                  the requirements specified on Part 1 of
                                    Schedule 1.

      Delivery Date                 the date on which the Aircraft is tendered
                                    for delivery by Lessor in accordance with this Agreement.

      Delivery Location             Shannon, Ireland or such other location as
                                    may be nominated by Lessor.

      Deposit                       all amounts payable pursuant to Clause 5.1.

      Dollars and $                 the lawful currency of the United States of
                                    America.

      Engine                        whether or not installed on the Aircraft:-

                                    (a) each engine of the manufacture and model
                                        specified in Part 1 of Schedule 1 (each
                                        of which has 750 or more rated takeoff
                                        horsepower or the equivalent of such
                                        horsepower) which Lessor elects to
                                        tender to Lessee with the Aircraft on
                                        the Delivery Date, such engines being
                                        described as to serial numbers on the
                                        certificate of acceptance to be executed by Lessee upon delivery of the Aircraft; or

                                    (b) any engine which has replaced that
                                        engine, title to which has or should
                                        have, passed to Owner in accordance with this Agreement;

                                    and in each case includes all modules and Parts from time to time belonging to or installed in that engine but excludes any properly replaced engine title to which has, or should have, passed to Lessee pursuant to this Agreement.

      Engine Event of Loss          the occurrence with respect to an Engine
                                    only, whether or not installed on the
                                    Airframe, of any of those events described in provisions (a) through (d) of the definition of Event of Loss.

      ERISA the Employee Retirement Income Security Act of 1974, as amended.

      Event of Default              an event or condition specified in Clause
                                    13.1.

      Event of Loss                 with respect to the Aircraft (including for
                                    the purposes of this definition the
                                    Airframe):-

                                    (a)  the actual or constructive total loss
                                         of the Aircraft (including any damage
                                         to the Aircraft which results in an
                                         insurance settlement on the basis of a
                                         total loss, or requisition for use or
                                         hire which results in an insurance
                                         settlement on the basis of a total
                                         loss); or

                                    (b)  it being destroyed, damaged beyond
                                         repair or permanently rendered unfit
                                         for normal use for any reason
                                         whatsoever; or

                                    (c)  the requisition of title, or other
                                         compulsory acquisition, capture,
                                         seizure, deprivation, confiscation or
                                         detention for any reason of the
                                         Aircraft by the government of the State
                                         of Registration or other competent
                                         authority (whether de jure or de
                                         facto), but excluding requisition for
                                         use or hire not involving requisition
                                         of title; or

                                    (d)  the hi-jacking, theft, condemnation,
                                         confiscation, seizure or requisition
                                         for use or hire of the Aircraft which
                                         deprives any person permitted by this
                                         Agreement to have possession and/or use
                                         of the Aircraft of its possession
                                         and/or use for more than 15 days (or,
                                         if earlier, beyond the Expiry Date).

      Excusable Delay               with respect to delivery of the Aircraft,
                                    delay or non-performance due to or arising out of acts of God or public enemy, civil war, insurrection or riot, fire, flood, explosion, earthquake, accident, epidemic, quarantine restriction, any act of government, governmental priority, allocation, regulation or order affecting directly or indirectly, the Aircraft, any manufacturer, Lessor or any materials or facilities, strike or labor dispute causing cessation, slowdown or interruption of work, inability after due and timely diligence to procure equipment, data or materials from manufacturers, suppliers, any existing owner, seller or lessee in a timely manner, damage, destruction or loss, or any other cause to the extent that such cause is beyond the control of Lessor whether above mentioned or not and whether or not similar to the foregoing.

      Expiry Date                   the day preceding the numerically
                                    corresponding day 52 months after the
                                    Delivery Date or if earlier the date on
                                    which:-

                                    (a)  the date Lessor, acting in accordance
                                         with the terms of this Agreement
                                         terminates the leasing of the Aircraft
                                         to Lessee under this Agreement; or

                                    (b)  Lessor receives the Agreed Value
                                         together with any other amounts then
                                         due and unpaid by Lessee following an
                                         Event of Loss.

      FAA the Federal Aviation Administration of the United States of America and any successor thereof.

      FAR the Federal Aviation Regulations set forth in Title 14 of the United States Code of Federal Regulations, as amended and modified from time to time.

      Federal Aviation Act          The Transportation Laws of the United States
                                    as set forth at 49 United States Code et
                                                                          --
                                    seq. or any similar legislation of the
                                    ---
                                    United

                                    States of America enacted in substitution or replacement thereof.

      Financing Statements          Uniform Commercial Code Financing Statements
                                    in respect of the Aircraft and Engines
                                    leased hereunder prepared in a form
                                    acceptable for filing with the applicable
                                    Government Entities in the Habitual Base, the state in which the chief executive office (as that term is defined in Article 9 of the Uniform Commercial Code as in effect in the Habitual Base) and such other jurisdiction as Lessor shall reasonably require.

      Flight Hour                   each hour or part thereof (rounded up to two
                                    decimal places) elapsing from the moment the wheels of the Aircraft leave the ground on take off until the wheels of the Aircraft next touch the ground.

      GAAP generally accepted accounting principles in the United States.

      Governing Law                 the laws of the State of California.

      Government Entity             (a)  any national government, political
                                         subdivision thereof, or local
                                         jurisdiction therein;

                                    (b)  any instrumentality, board, commission,
                                         court, or agency of any thereof,
                                         however constituted; and

                                    (c)  any association, organization, or
                                         institution of which any of the above
                                         is a member or to whose jurisdiction
                                         any thereof is subject or in whose
                                         activities any of the above is a
                                         participant.

      Gross Negligence              means any intentional, conscious or
                                    voluntary action or decision which is taken with wanton, reckless, flagrant and culpable disregard for the consequences of such action or decision.

      Habitual Base                 the State of Colorado or, subject to the
                                    prior written consent of Lessor, any other state, country or countries in which the Aircraft is for the time being habitually based.

      Head Lease                    the aircraft lease agreement between Owner
                                    and Lessor in respect of the Aircraft.

      Hot Section Refurbishment     with respect to any Engine, the complete
                                    visual inspection and repair as necessary of the combustion section of an Engine in an engine repair/overhaul station including without limitation complete unstacking of the high pressure or low pressure turbine or both if needed; complete visual inspection;
                                    de-blading of discs as required; visual
                                    inspections of all discs; verification that all snap diameters on discs are within limits; inspection of all blades for proper chord dimensions and cracking; repair or replacement of all blades below minimums;
                                    inspection and repair of stators as
                                    necessary; blade-up of discs using new lock plates; assembly of rotors in the turbine;
                                    balance of all rotors; and installation of rotors in the engine.

      Indemnitee                    each of GE Capital Aviation Services, Inc.
                                    ("GECASI"), GE Capital Aviation Services
                                    Limited ("GECASL"), Owner, Lessor, Security
                                    Agent, Trustee and Banks including, any of their respective successors and assigns, shareholders, subsidiaries, affiliates, partners, contractors, directors, officers, servants, agents and employees and indemnitees; provided, however, that no such Indemnitee shall be entitled to an indemnification to the extent such
                                    Indemnitee is manufacturer of the Aircraft, any Engines, or Parts in its capacity as such.

      Insurances                    as defined in Clause 9.1 hereof.

      Landing Gear                  the landing gear assembly of the Aircraft
                                    excluding any rotable components.

      Law shall mean and include (a) any statute, decree, constitution, regulation, order judgment or other directive of any Governmental Entity; (b) any treaty, pact, compact or other agreement to which any Governmental Entity is a signatory or party;
                                    (c) any judicial or administrative
                                    interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in (a), (b) or (c) above.

      Lessor Lien                   (a)  Owner Assignment, Trustee Assignment
                                         and any Security Interest whatsoever
                                         from time to time created by or through
                                         Owner or Lessor in connection with the
                                         financing of the Aircraft;

                                    (b)  any other Security Interest in respect
                                         of the Aircraft which results from acts
                                         of or claims against Lessor or Owner
                                         not related to the transactions
                                         contemplated by or permitted under this
                                         Agreement; and

                                    (c)  Security Interests in respect of the
                                         Aircraft for Lessor Taxes.

      Lessor Taxes                  Taxes:-

                                    (a)  imposed as a direct result of
                                         activities of Lessor or Owner in the
                                         jurisdiction imposing the liability
                                         unrelated to Lessor's dealings with
                                         Lessee or to the transactions
                                         contemplated by this Agreement or the
                                         operation of the Aircraft by Lessee; or

                                    (b)  imposed on the income, profits or gains
                                         of Lessor or Owner by any Government
                                         Entity in Ireland; or

                                    (c)  imposed with respect to any period
                                         commencing or event occurring after the
                                         Expiry Date and unrelated to

                                         Lessor's dealings with Lessee or to the
                                         transactions contemplated by this
                                         Agreement.

      Maintenance Program           an Air Authority approved maintenance
                                    program for the Aircraft encompassing
                                    scheduled maintenance (including block
                                    maintenance), condition monitored
                                    maintenance, and/or on-condition maintenance of Airframe, Engines and Parts, including but not limited to, servicing, testing, preventive maintenance, repairs, structural inspections, system checks, overhauls, approved modifications, service bulletins, engineering orders, Airworthiness directives, corrosion control, inspections and treatments.

      Maintenance Reserves          all amounts payable under Clause 5.4(a).

      Major Checks                  any C-Check, multiple C-Check, D-Check or
                                    annual heavy maintenance visit or segment thereof suggested for commercial aircraft of the same model as the Aircraft by its manufacturer (however denominated) as set out in the Agreed Maintenance Program.

      Manufacturer                  Boeing.

      Minimum Liability Coverage    $500,000,000 on each occurrence.

      Mortgage Convention           shall mean the Convention for the
                                    International Recognition of Rights in
                                    Aircraft, signed (ad referendum) at Geneva, Switzerland, on June 19, 1948, and amended from time to time, but excluding the terms of any adhesion thereto or ratification thereof containing reservations to which
                                    Ireland does not accede.

      Operative Documents           shall mean this Agreement, any schedules or
                                    documents prepared in conformance to the Schedules hereto, any side-letters related hereto and any amendments, revisions, supplements or modifications hereto or thereto.

      Other Agreements              any agreement (other than this Agreement)
                                    made or to be made between Lessor (or an associate or affiliate thereof) or General
                                    Electric Capital Corporation (or an
                                    associate or affiliate thereof) and Lessee
                                    (or an associate or affiliate thereof).

      Owner GPA Finance (Bermuda) Limited, a company incorporated under the laws of Bermuda whose registered office is at Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda.

      Owner Assignment              any present or future assignment in favor of
                                    Owner of Lessor's rights under this
                                    Agreement created by Lessor as security for its obligations under the Head Lease and any present or future assignment in favor of the Banks of Owner's rights in respect thereof as security for its obligations.

      Part                          whether or not installed on the Aircraft:-

                                    (a)  any component, furnishing or equipment
                                         (other than a complete Engine)
                                         furnished with the Aircraft on the
                                         Delivery Date; and

                                    (b)  any other component, furnishing or
                                         equipment (other than a complete
                                         Engine) title to which has, or should
                                         have passed to Owner pursuant to this
                                         Agreement;

                                         but excludes any such items title to
                                         which has, or should have, passed to
                                         Lessee pursuant to this Agreement.

      Permitted Lien                (a)  any lien for Taxes not assessed or, if
                                         assessed, not yet due and payable, or
                                         being contested in good faith by
                                         appropriate proceedings;

                                    (b)  any lien of a repairer, mechanic,
                                         carrier, hangarkeeper or other similar
                                         lien arising in the ordinary course of
                                         business or by operation of Law in
                                         respect of obligations which are not
                                         overdue or are being contested in good
                                         faith by appropriate proceedings; and

                                    (c)  any Lessor Lien.

                                    but only if (in the case of both (a) and (b)) (i) adequate resources have been provided by Lessee for the payment of the Taxes or obligations; and (ii) such proceedings, or the continued existence of the lien, do not give rise to any likelihood of the sale, forfeiture or other loss of the Aircraft or any interest therein or of criminal liability on Owner, Lessor, Trustee or any Bank.

      Person any individual person, corporation, partnership, firm, joint stock company, joint venture, trust, estate, unincorporated organization, association, Government
                                    Entity, or organization or association of which any of the above is a member or a participant.

      Redelivery Location           Shannon International Airport, Ireland or
                                    such other location as Lessor and Lessee shall agree.

      Previous Operator             Markair, Inc.

      Replacement Engine            an engine of the same manufacturer and
                                    model, and having equivalent value, utility, modification status, time elapsed since Hot
                                    Section Refurbishment and Cold Section
                                    Refurbishment and remaining warranty status as the Engine it is intended to replace under Clause 11.1(c), or at Lessee's option, an engine of the same manufacturer as such Engine but of an improved model, and otherwise of an equivalent value and utility and suitable for installation and use on the Airframe without impairing the value or utility of the Airframe and compatible with the remaining installed Engine.

      Rent                          all amounts payable pursuant to Clause 5.3.

      Rental Period                 each period ascertained in accordance with
                                    Clause 5.2.

      Rent Date                     the first day of each Rental Period.

      Return Occasion               the date on which the Aircraft is
                                    redelivered to Lessor in accordance with Clause 12 hereof.

      Scheduled Delivery Month      October, 1995.

      Security Agent                National Westminster Bank plc, GSI
                                    Aerospace, NWM Agency Group, 3rd Floor, Juno
                                    Court, 24 Prescot Street, London EI 8BB
                                    England and/or such other institution or institutions as Lessor may from time to time advise Lessee.

      Security Interest             any mortgage, charge, pledge, lien,
                                    assignment, hypothecation, right of set-off or any agreement or arrangement having the effect of creating a Security Interest other than a Permitted Lien.

      State of Incorporation        State of Colorado.

      State of Registration         Ireland.

      Subsidiary                    (a)  in relation to any reference to
                                         accounts, any company whose accounts
                                         are consolidated with the accounts of
                                         Lessee in accordance with GAAP;

                                    (b)  for any other purpose an entity from
                                         time to time:-

                                         (i)  of which another has direct or
                                              indirect control or owns directly
                                              or indirectly more than 50 per
                                              cent of the voting share capital;
                                              or

                                         (ii) which is a direct or indirect
                                              subsidiary of another under
                                              the laws of the jurisdiction of
                                              its incorporation.

      Taxes any and all present and future taxes, duties, withholdings, levies, assessments, imposts, fees and other governmental charges of all kinds together with any penalties, fines, surcharges and interest thereon and any additions thereto.

      Term the period commencing on the Delivery Date and ending on the Expiry Date, except that the Term may be extended beyond the Expiry Date if the Return Occasion is delayed in the circumstances specified, and subject to the limitation described, in Clause 12.3.

      Trustee NatWest Aerospace Trust Company Limited of NWM Agency, 3rd Floor, Juno Court, 24 Prescot Street, London, EI 8BB England and/or such other institution or institutions as Lessor shall from time to time advise Lessee.

      Trustee Assignment            such assignment in favor of Trustee on
                                    behalf of the Banks of Lessor's rights in respect of the Insurances as may from time to time be created by Lessor.

      United States                 the United States of America.

      Warrant                       the warrant referred to in Clause
                                    3.1(a)(xi).

      Wet Lease                     any arrangement whereby Lessee agrees to
                                    furnish the Aircraft to a third party
                                    pursuant to which the Aircraft (i) shall be solely within the operational control of Lessee and shall be operated solely by regular employees of Lessee possessing all current certificates and licenses that would be required under the Federal Aviation Act for the performance by such employees of similar functions within the United States of America, (ii) shall be maintained by Lessee in accordance with the Agreed
                                    Maintenance Program and (iii) shall
                                    be and remain subject and subordinate to all other terms and conditions of this Agreement; provided, however, that Lessee shall remain primarily liable for the performance of all of the terms of this Agreement (including, without limitation, its obligations set forth in Clause 9 of this Agreement) to the same extent as if such arrangement had not been entered into.

1.2   CONSTRUCTION

(a) In this Agreement, unless the contrary intention is stated, a reference to:-

      (i) each of "Lessor" or "Lessee" or any other person includes without prejudice to the provisions of this Agreement any successor in title to it and any permitted assignee;

      (ii) words importing the plural shall include the singular and vice versa;

      (iii) any document shall include that document as amended, novated or supplemented;

      (iv) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement; and

(b) the headings in this Agreement are to be ignored in construing this Agreement.

2.    REPRESENTATIONS AND WARRANTIES

2.1 Lessee's Representations and Warranties: Lessee represents and warrants to Lessor that:-

(a) Status: Lessee is a corporation duly incorporated and validly existing under the laws of the State of Incorporation and has the corporate power to own its assets and carry on its business as it is being conducted and is the holder of all necessary air transportation licenses required in connection therewith and with the use and operation of the Aircraft;

(b) Power and authority: Lessee has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

(c) Legal validity: this Agreement has been duly entered into and delivered by Lessee, and this Agreement does, and the Operative Documents when executed and delivered by Lessee will, constitute legal, valid and binding obligations of Lessee, enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally, and, to the extent that certain remedies require or may require enforcement by a court of equity, by such principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as a court having jurisdiction may impose and by Laws which may affect some of such remedies by which do not make the available remedies inadequate for the substantial realization of the benefits provided herein;

(d) Non-conflict: the entry into and performance by Lessee of, and the transactions contemplated by, this Agreement do not and will not:-

      (i)   conflict with any laws binding on Lessee; or

      (ii)  conflict with the constitutional documents of Lessee; or

      (iii) conflict with or result in default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement or other agreement which is binding upon Lessee or any of its assets nor result in the creation of any Security Interest over any of its assets;

(e) Authorization: all authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, this Agreement and the transactions contemplated by this Agreement, have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

(f)   No Immunity:

      (i) Lessee is subject to civil commercial law with respect to its obligations under this Agreement; and

      (ii) neither Lessee nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement by Lessee constitute private and commercial acts;

(g) Accounts: the audited consolidated accounts of Lessee and its Subsidiaries most recently delivered to Lessor, including balance sheets and statements of income and retained earnings:-

      (i)   have been prepared in accordance with GAAP; and

      (ii) fairly represent the consolidated financial condition of Lessee and its Subsidiaries as at the date to which they were drawn up;

(h) Restricted Countries: Lessee does not hold a contract or other obligation to operate the Aircraft to or for any of the countries designated under U.S. Code of Federal Regulations 31 CFR Chapter V including, without limitation, Cuba, Iraq, Iran, Libya,

      North Korea, the Federal Republic of Yugoslavia (Serbia and Montenegro) and the Unita Rebels of Angola.

(i) Chief Executive's Office: Lessee's Chief Executive Office (as that term is defined in Article 9 of the Uniform Commercial Code as in effect in the State of Colorado) is located at 12015 East 46th Avenue, Denver, Colorado, United States of America;

(j) Certificated Air Carrier: Lessee is a Certificated Air Carrier and Lessor, as lessor of the Aircraft to Lessee, is entitled to the benefits of Section 1110 of Title 11 of the United States Code with respect to the Aircraft; and

(j) Citizen of the United States: Lessee is a "citizen of the United States" as defined in Section 40102 of Title 49 of the United States Code.

2.2 Lessee's Further Representations and Warranties: Lessee further represents and warrants to Lessor that:-

(a)   No Default:

      (i) no Default has occurred and is continuing or might result from the entry into or performance of the Operative Documents; and

      (ii) no other event or condition has occurred and is continuing which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfillment of any other applicable condition or any combination of the foregoing, might constitute) a material default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement or other agreement which is binding on Lessee or any assets of Lessee;

(b)  Registration:

      (i) except for the filing of any Financing Statements (and continuation statements at periodic intervals), it is not necessary or advisable under the laws of the State of Incorporation, the State of Registration or the Habitual Base in order to ensure the validity, effectiveness and enforceability of this Agreement or the Assignments or to, establish, perfect or protect the property rights of Lessor, Owner or Trustee in the Aircraft or any Engine or Part that this Agreement or any other instrument relating thereto be filed, registered or recorded or that any other action be taken or if any such filings, registrations, recordings or other actions are necessary or advisable, the same have been effected or will have been effected on or before the Delivery Date; and

      (ii) under the laws of the State of Incorporation, the State of Registration and the Habitual Base the property rights of Lessor, Owner and Trustee in the Aircraft have been fully established, perfected and protected and this Agreement will have priority in all respects over the claims of all creditors of Lessee;

(c) Litigation: no litigation, arbitration or administrative proceedings are pending or to its knowledge threatened against Lessee which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under this Agreement;

(d) Pari Passu: the obligations of Lessee under the Operative Documents rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee, with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract;

(e) Material Adverse Change: there has been no material adverse change in the consolidated financial condition of Lessee and its Subsidiaries or the financial condition of Lessee since the date to which the accounts most recently provided to Lessor on or prior to the Delivery Date were drawn up;

(f) Taxes: Lessee has delivered all necessary returns and payments due to the tax authorities in the State of Incorporation, the United States, the State of Registration and the Habitual Base and is not required by Law to deduct any Taxes from any payments under this Agreement;

(g) Information: the financial and other information furnished by Lessee in connection with this Agreement does not contain any untrue statement or omit to state facts, the omission of which makes the statements therein, in the light of the circumstances under which they were made, misleading, nor omits to disclose any material matter to Lessor and all forecasts and opinions contained therein were honestly made on reasonable grounds after due and careful inquiry by Lessee;

(h) ERISA: Lessee is not engaged in any transaction in connection with which it could be subjected to either a civil penalty assessed pursuant to
      Section 502 of ERISA or any tax imposed by Section 4975 of the Internal Revenue Code; no material liability to the Pension Benefit Guaranty Corporation has been or is expected by Lessee to be incurred with respect to any employee pension benefit plan (as defined in Section 3 of ERISA) maintained by Lessee or by any trade or business (whether or not incorporated) which together with Lessee would be treated as a single employer under Section 4001 of ERISA and Section 414 of the Internal Revenue Code; there has been no reportable event (as defined in Section 4043(b) of ERISA) with respect to any such employee pension benefit plan; no notice of intent to terminate any such employee pension benefit plan has been filed or is expected to be filed, nor has any such employee pension benefit been terminated; no circumstance exists or is anticipated that constitutes or would constitute grounds under Section 4042 of ERISA for the Pension Benefit Guaranty Corporation to institute proceedings to terminate, or to appoint a trustee to manage the administration of, such an employee pension benefit plan; and no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Internal Revenue
      Code), whether or not waived, exists with respect to any such employee pension benefit plan; and

(i) Equity Share Capital: Lessee has raised the additional equity share capital (as contemplated in Form SB-2 Registration Statement filed by Lessee on July 20, 1995 with the Securities Exchange Commission, as amended, a copy of which was furnished to Lessor by Lessee prior to the date of this Agreement) as evidenced by the Form 8-K dated September 22, 1995 filed by Lessee with the Securities Exchange Commission, a copy of which was furnished to Lessor by Lessee prior to the date of this Agreement.

2.3   Repetition: The representations and warranties in Clause 2.1 and Clause
      2.2 will survive the execution of this Agreement. The representations and warranties contained in Clause 2.1 and Clause 2.2 will be deemed to be repeated by Lessee on the Delivery Date with reference to the facts and circumstances then existing. The representations and warranties contained in Clause 2.1 will be deemed to be repeated by Lessee on each Rent Date as if made with reference to the facts and circumstances then existing.

2.4 Lessor's Representations and Warranties: Lessor represents and warrants to Lessee that:-

(a) Status: Lessor is a company duly incorporated and validly existing under the laws of Ireland and has the corporate power to own its assets and carry on its business as it is now being conducted;

(b) Power and authority: Lessor has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, the Operative Documents and the transactions contemplated by the Operative Documents;

(c) Legal validity: the Operative Documents constitute Lessor's legal, valid and binding obligation;

(d) Non-conflict: the entry into and performance by Lessor of, and the transactions contemplated by, the Operative Documents do not and will not:-

      (i)   conflict with any laws binding on Lessor; or

      (ii)  conflict with the constitutional documents of Lessor; or

      (iii) conflict with any document which is binding upon Lessor or any of its assets;

(e) Authorization: so far as concerns the obligations of Lessor, all authorizations, consents, registrations and notifications required under the laws of Ireland in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Operative Documents by Lessor have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect; and

(f)   No Immunity:

      (i) Lessor is subject to civil commercial law with respect to its obligations under the Operative Documents; and

      (ii) neither Lessor nor any of its assets is entitled to any right of immunity and the entry into and performance of the Operative Documents by Lessor constitute private and commercial acts.

3.    CONDITIONS PRECEDENT

3.1 Conditions Precedent: Lessor's obligation to deliver and lease the Aircraft under this Agreement is subject to satisfaction of each of the following conditions:-

(a) receipt by Lessor from Lessee not later than 5 Business Days prior to the Delivery Date of the following satisfactory in form and substance to Lessor:-

      (i) Constitutional Documents: a copy of the constitutional documents of Lessee including without limitation articles of incorporation, bylaws and a current certificate of good standing issued by the secretary of the state for the State of Incorporation;

      (ii) Resolutions: a copy of a resolution of the board of directors of Lessee approving the terms of, and the transactions contemplated by, this Agreement, resolving that it enter into this Agreement, and authorizing a specified person or persons to execute this Agreement and accept delivery of the Aircraft on its behalf;

      (iii) Opinion: evidence that opinions substantially in the form of
            Schedule 6 will be issued on the Delivery Date by legal counsel acceptable to Lessor;

      (iv) Approvals: evidence of the issue of each approval, license and consent which may be required in relation to, or in connection with, the remittance to Lessor in Dollars of all amounts payable under this Agreement or the performance by Lessee of any of its obligations hereunder (including, without limitation, any consent to the export of the Aircraft from the Habitual Base and consent to the deregistration of the Aircraft upon the termination of the leasing of the Aircraft under this Agreement);

      (v) Import: evidence that any required import license, and all customs formalities, relating to the import of the Aircraft into the Habitual Base have been obtained or complied with, and that the import of the Aircraft into the Habitual Base is exempt from Taxes;

      (vi) Licenses: copies of Lessee's Certificate of Convenience and Necessity, Radio License, FAR Part 121 operator's certificates and all other licenses, certificates and permits required by Lessee in relation to, or in connection with, the operation of the Aircraft;

     (vii) Process Agent: a letter from the process agent appointed by Lessee in this Agreement accepting that appointment;

     (viii) Certificate: a certificate of a duly authorized officer of Lessee:-

            (a) setting out a specimen of each signature referred to in Clause 3.1(a)(ii);

            (b) certifying that each copy document specified in this Clause is correct, complete and in full force and effect;

            (c) certifying that Lessee's representations and warranties contained in Clause 2.1 and 2.2 are true and correct on the Delivery Date as if given on such date; and

            (d) certifying that there has been no material change in Lessee's Constitutional Documents since originally delivered by Lessee to Lessor.

      (ix) Air Traffic Control: a letter from Lessee addressed to Transport Canada or other relevant air traffic control authority pursuant to which Lessee authorizes the addressee to issue to Lessor, upon Lessor's request from time to time, a statement of account of all sums due by Lessee to the authority in respect of all aircraft (including, without limitation, the Aircraft) operated by Lessee;

      (x) Deregistration Power: an irrevocable power of attorney authorizing Lessor or such other person as Lessor may from time to time specify to do any thing or act or to give any consent or approval which may be required to obtain deregistration of the Aircraft and to export the Aircraft from the Habitual Base upon termination of the leasing of the Aircraft under this Agreement, duly notarized and legalized;

      (xi) Warrant: evidence of the grant by Lessee to Lessor of a warrant entitling Lessor to purchase 100,000 shares of Lessee's common stock no par value at an aggregate purchase price for all such shares of $500,000, such shares carrying demand registration rights by Lessor and such other rights as Lessor may require. It is understood and acknowledged that upon delivery of the Aircraft, such warrant shall be deemed solely as additional consideration to induce Lessor to deliver the Aircraft to Lessee and shall then and thereafter cease to have any attribute or character of a security or other deposit;

      (xii) Equity Share Capital: evidence that the Lessee has raised on terms and conditions acceptable to Lessor the additional equity share capital as contemplated in its form SB-2 Registration Statement filed on July 20, 1995 with the Securities Exchange Commission, as amended, a copy of which was furnished to Lessor by Lessee prior to the date of this Agreement; and

      (xiii)General: such other documents as Lessor may reasonably request;

(b)   the receipt by Lessor on or before the Delivery Date of:-

      (i) Opinions: a signed original of each of the opinions referred to in Clause 3.1(a)(iii);

      (ii) Payments: all sums due to Lessor under this Agreement on or before the Delivery Date including, without limitation, the first payment of Rent;

      (iii) Insurances: certificates of insurance, an undertaking from Lessee's insurance broker and other evidence satisfactory to Lessor that Lessee is taking the required steps to ensure due compliance with the provisions of this Agreement as to Insurances with effect on and after the Delivery Date;

      (iv)  Acknowledgment: an acknowledgment in the form set out in Part 2 of
            Schedule 5 relating to the notice of assignment set out in Part 1 of that Schedule;

      (v) Accounts: the latest available accounts of Lessee as described in Clause 8.2(b)(i) and (ii);

      (vi) Documents: a confirmation of receipt of the Aircraft Documents delivered with the Aircraft on the Delivery Date;

      (vii) General:  such other documents as Lessor may reasonably request;

(c) receipt by Lessor of such information and documents relating to the proposed Maintenance Program as Lessor may require and Lessor having agreed the proposed Maintenance Program on or prior to the Delivery Date;

(d) evidence that on the Delivery Date the Aircraft has been validly registered under the laws of the State of Registration and that all filings, registrations, recordings and other actions have been or will be taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of this Agreement and the Assignments and to protect the property rights of Lessor, Owner and Trustee in the Aircraft or any Part; and

(e) evidence that on the Delivery Date the Air Authority shall have accepted delegation of surveillance of the Aircraft by the Irish Department of Transport.

3.2 Further conditions precedent: The obligations of Lessor to deliver and lease the Aircraft under this Agreement are subject to the further conditions precedent that:-

(a) the representations and warranties of Lessee under Clauses 2.1 and 2.2 are correct and would be correct if repeated on delivery of the Aircraft under this Agreement; and

(b) no Default has occurred and is continuing or might result from the leasing of the Aircraft to Lessee under this Agreement.

3.3 Waiver: The conditions specified in Clauses 3.1 and 3.2 are for the sole benefit of Lessor and may be waived or deferred in whole or in part and with or without conditions by Lessor. If any of those conditions are not satisfied on the Delivery Date and Lessor (in its absolute discretion) nonetheless agrees to deliver the Aircraft to Lessee, Lessee will ensure that those conditions are fulfilled within 15 days after the Delivery Date and Lessor may treat as an Event of Default the failure of Lessee to do so.

4.    COMMENCEMENT

4.1 Leasing: Lessor will lease the Aircraft to Lessee and Lessee will take the Aircraft on lease in accordance with this Agreement for the duration of the Term. Lessor will deliver and Lessee will accept the Aircraft on the day in the Scheduled Delivery Month notified by Lessor to Lessee at least 5 Business Days in advance of such date or such other day as may be agreed. In the event (a) Lessee is unwilling or unable to accept delivery of the Aircraft on the date notified by Lessor as the Delivery Date, and
      (b) the Aircraft meets Delivery Condition Requirements then Lessee's obligation to pay Rent hereunder shall commence on such Delivery Date notwithstanding that Lessee has not accepted possession of the Aircraft. After delivery the Aircraft and every Part will be in every respect at the sole risk of Lessee, who will bear all risk of loss, theft, damage or destruction to the Aircraft from any cause whatsoever.

4.2 Delivery: The Aircraft will be delivered to and accepted by Lessee at the Delivery Location or such other location as may be agreed. Lessee will effect acceptance of the Aircraft by execution and delivery to Lessor of the duly completed and executed Certificate of Acceptance in the form of
      Schedule 2.

4.3   Delayed Delivery: If owing to:-

(a) any seller, manufacturer or existing lessee of the Aircraft delaying in the delivery of, or failing to deliver, the Aircraft to Lessor for any reason (other than because of any default of Lessor in the performance of its obligations under an agreement with that seller, manufacturer or lessee unless the default arises from any act or omission of Lessee) whether or not in circumstances entitling that seller, manufacturer or lessee to terminate that agreement;

(b) any purchase agreement for the Aircraft terminating prior to delivery of the Aircraft (other than because of any default of Lessor in the performance of its obligations under that agreement unless the default arises from any act or omission of Lessee);

(c)   any Excusable Delay; or

(d)   notification of any defect or non-conformity pursuant to Clause 4.5;

      Lessor delays in the delivery of, or fails to deliver, the Aircraft under this Agreement:-

      (i) Lessor will not be responsible for any losses, including loss of profit, costs or expenses arising from or in connection with the delay or failure suffered or incurred by Lessee;

      (ii) subject to Clause 4.5, Lessee will not be entitled to terminate this Agreement or to reject the Aircraft when tendered for delivery by Lessor, on the grounds of any such delay;

      (iii) in the case of termination of a purchase agreement, Lessor may at any time after the termination terminate this Agreement; and

      (iv) upon any such termination or termination pursuant to Clause 4.5 neither Lessor nor Lessee will have any further obligation to the other under this Agreement other than as expressly set out in this Agreement, except that Lessor will repay to Lessee the Deposit and shall return the warrant certificate representing the Warrant.

4.4 Licenses: Lessee will at its expense obtain all licenses, permits and approvals which may be necessary to export the Aircraft from the Delivery Location. Lessor will furnish such data and information as may be reasonably requested by Lessee in connection with obtaining any such license, permit or approval.

4.5 Inspection: Prior to the Delivery Date, subject to any applicable purchase or lease agreement, Lessor will give Lessee an opportunity:-

(a)   to inspect the Aircraft at the Delivery Location; and

(b) to assign up to 2 representatives to participate as observers in a demonstration flight to demonstrate the condition of the Aircraft.

      If Lessee notifies Lessor promptly prior to the Delivery Date of any defect or non-conformity with Schedule 1 observed during the inspection or demonstration flight, Lessor will correct or procure the correction of the defect or non-conformity as promptly as practicable (except to the extent otherwise agreed or to the extent in the opinion of Lessor it is impracticable or prohibitively expensive to do so). Subject to Clause 4.3, Lessor may postpone the Delivery Date in such a case to the date which Lessor notifies Lessee that the defect or non-conformity has been rectified. Lessee will be entitled to terminate this Agreement if Lessor notifies it that Lessor does not intend to correct the defect or non-conformity.

4.6 Indemnity: Lessee will indemnify and hold harmless the Indemnitees from and against all Claims (as defined in Clause 10) arising from death or injury to any observer or any employee of Lessee in connection with any demonstration flight or inspection of the Aircraft by Lessee.

5.    PAYMENTS

5.1 Deposit: Lessee shall pay to Lessor a Deposit in the amount of $752,500 in accordance with the following:-

(a)   $215,000 the receipt of which is acknowledged;

(b)   $322,500 payable on the date of this Agreement; and

(c)   $215,000 not less than two days prior to the Delivery Date.

5.2 Rental Periods: The first Rental Period will commence on the Delivery Date and each subsequent Rental Period will commence on the date succeeding the last day of the previous Rental Period. Each Rental Period will end on the date immediately preceding the calendar day in the next month numerically corresponding to the Delivery Date except that:-

(a) if there is no such numerically corresponding day in that month, it will end on the last day of that month; and

(b) if a Rental Period would otherwise overrun the Expiry Date, it will end on the Expiry Date.

5.3   Rent:

(a) Determination: Lessee will pay to Lessor or its order on each Rent Date Rent in advance in the amount of $215,000 provided always that if on the day which is two Business Days prior to the Delivery date (the "Quotation Date") (I) Actual LIBOR is in excess of Assumed LIBOR, the said sum of $215,000 shall be increased by $130 for each basis point by which, on the Quotation Date, Actual LIBOR exceeds Assumed LIBOR and (ii) in the event that Actual LIBOR falls below Assumed LIBOR, the said sum of $215,000 shall be decreased by $130 for each basis point by which, on the Quotation Date, Actual LIBOR falls below Assumed LIBOR.

(b) Reference Definition: For the purposes of this Clause 5.3 "Assumed LIBOR" means 6.2%; and "Actual LIBOR" means the rate of interest per annum at which at or about 11:00 a.m. (London time) on the Quotation Date deposits in Dollars are offered for a six month period on the Reuters "LIBO" page or, if on the Quotation Date the Reuters "LIBO" page is not available or does not display rates for the required period, the "Telerate" page.

(c) Time of Payment: Payment must be initiated adequately in advance of the Rent Date to ensure that Lessor receives credit for the payment on the Rent Date. If a Rental Period begins on a non-Business Day, the Rent payable in respect of that Rental Period shall be paid on the Business Day immediately preceding the date on which such Rental Period commences.

(d) Abatement: The Lessor hereby agrees that in respect of the first Rental Period (the Rent for which shall be deemed to accrue pro-rata on a daily basis throughout such period) the Rent shall be abated for the period of 10 days immediately following the Delivery Date or until the Aircraft enters commercial airlines service, whichever occurs first.

5.4  Maintenance Reserves:

(a) Amount: Lessee will further pay to Lessor Maintenance Reserves in relation to each Rental Period (including without limitation the last Rental Period of the Term) no later than the 10th day following the end of that Rental Period as follows:-

      (i) in respect of the Airframe, $77 for each Flight Hour operated by the Aircraft during that Rental Period ("Airframe Maintenance Reserves"); and

      (ii) in respect of each Engine, $74 for each Flight Hour operated by that Engine during that Rental Period ("Engine Maintenance Reserves"); and

      (iii) in respect of the life-limited Parts ("LLP") for each Engine, $21 for each Flight Hour operated by that Engine during the Rental Period ("Engine LLP Maintenance Reserves"); and

      (iv) in respect of the Landing Gear, $12 for each Flight Hour operated by the Landing Gear during that Rental Period ("Landing Gear Maintenance Reserves"); and

(b) Adjustment: The Maintenance Reserves shall escalate at a rate of three per cent (3%), compounded annually, commencing on the first annual anniversary of the Delivery Date. Lessor and Lessee hereby acknowledge that the Maintenance Reserves are based on the assumption that the operation of the Aircraft during the Term will, on average, be not less than two Flight Hours for each Cycle). In the event that the foregoing assumption proves to be incorrect at any time during the Term based upon Lessee's actual operating experience during the previous twelve (12) months, and the hour cycle ratio differs from such assumption by more than 0.1 during such twelve (12) month period, Lessor shall have the right, upon written notice to Lessee, to adjust the Engine Maintenance Reserves and/or the Engine LLP Maintenance Reserves in the case of a decrease in the ratio and Lessor, upon written request from Lessee, will make an adjustment in the case of an increase in the ratio. Any such adjustment shall be based upon the following table:

          ----------------------------------------------------------
          PER ENGINE HOUR/CYCLE
          ----------------------------------------------------------
                                                  1.5    2.0    2.5
          ----------------------------------------------------------
          Engine Maintenance Reserves             $ 78*  $ 74*  $ 70*
          ----------------------------------------------------------
          Engine LLP Maintenance Reserve Rates    $ 27*  $ 21*  $ 16*
          ----------------------------------------------------------

      (* denotes that the figure is to be escalated at a rate of three percent (3%) compounded annually, commencing on the first annual anniversary of the Delivery Date.)

      Actual hour to cycle ratios may fall outside of the amount identified in the table. In such case, the actual values shall be determined by extrapolating the closest observed intervals in the table. (For example, an hour to cycle ratio of 1.7:1 falls in between 1.5:1 and

      2.0:1 resulting in the extrapolated values of $76.40 for Engine Maintenance Reserves Rates and $24.60 for Engine LLP Maintenance Reserves.)

      In the event that the Agreed Maintenance Program is materially revised, Lessor may make such adjustment as Lessor determines is necessary in its reasonable discretion to maintain the Reserves at levels which accurately reflect the costs associated with obtaining maintenance services at prevailing industry rates. Each such notice shall specify the revised Maintenance Reserves and the effective date of such revision. Lessee agrees to advise Lessor, in writing, promptly following the occurrence of any circumstances or events which would result in the foregoing assumptions becoming incorrect at any time during the Term.

5.5 Payments: All payments by Lessee to Lessor under this Agreement will be made for value on the due date in Dollars and in same day funds settled through the New York Clearing House System or such other funds as may for the time being be customary for the settlement in New York City of international payments in Dollars by telegraphic transfer to Chase Manhattan Bank N.A., 35th Floor, 1 Chase Manhattan Plaza, New York, NY, 10081; CHASUS 33; for the account of Bank of NT Butterfield, 65 Front Street, Hamilton, Bermuda, Account Number 001-1-067808 for credit to GPA DAF Bermuda Collection Account, Account Number 82757DD0101 or to such other account as Lessor may advise Lessee in writing. Lessor will notify Lessee of the details of the new account to which payments are to be made under this Agreement, after the Adjustment Date, as soon as practical after the Adjustment Date.

5.6   Gross-up:

(a) All payments by Lessee under or in connection with this Agreement or the other Operative Documents will be made without set-off or counterclaim, free and clear of and without deduction for or on account of all Taxes;

(b) all Taxes (other than Lessor Taxes) in respect of payments under this Agreement or the other Operative Documents shall be for the account of and will be paid by Lessee for its own account prior to the date on which penalties apply; and

(c) if Lessee is compelled by law to make payment subject to any Tax and Lessor does not actually receive for its own benefit on the due date a net amount on an After-Tax Basis equal to the full amount provided for under this Agreement, Lessee will pay all necessary additional amounts to ensure receipt by Lessor of the full amount on an After-Tax Basis so provided for.

5.7 Taxation: Lessee will on demand pay and indemnify Lessor against all Taxes (other than Lessor Taxes) levied or imposed against or upon Lessor, Owner or Lessee and relating to or attributable to Lessee, this Agreement or the other Operative Documents (except for the Warrant and the side letter dated as of October 20, 1995 specifically relating thereto but save in so far as any indemnity by Lessee in respect of Taxes is specifically provided for therein) or the Aircraft directly or indirectly in connection with the importation, exportation, registration, ownership, leasing, sub-leasing, purchase, delivery, possession, use, operation, repair, maintenance, overhaul, transportation, landing, storage, presence or redelivery of the Aircraft or any part thereof or any rent, receipts, insurance proceeds, income or other amounts arising therefrom.

5.8   Value Added Tax:

(a)   For the purposes of this sub-clause:-

      (i) "VAT" means value added tax and any sales or turnover tax, imposition or levy of a like nature;

      (ii)  "supply" includes anything on which VAT is chargeable;

(b) Lessee will pay to Lessor on an After-Tax Basis the amount of any VAT chargeable in respect of any supply for VAT purposes under this Agreement; and

(c) each amount stated as payable by Lessee under this Agreement is exclusive of VAT (if any) and is accordingly to be construed as a reference to that amount plus any VAT in respect of it.

5.9 Information: If Lessee is required by any applicable Law, or by any third party, to deliver any report or return in connection with any Taxes, Lessee will complete the same in a manner satisfactory to Lessor and in particular will state therein that Lessee is exclusively responsible for the use and operation of the Aircraft and for any Taxes arising therefrom, and Lessee will, on request supply a copy of the report or return to Lessor.

5.10  Taxation of Indemnity Payments:

(a) If and to the extent that any sums payable to Lessor by Lessee under this Agreement by way of indemnity are insufficient, by reason of any Taxes payable in respect of those sums, for Lessor to discharge the corresponding liability to the relevant third party (including any taxation authority), or to reimburse Lessor for the cost incurred by it to a third party (including any taxation authority) Lessee will pay to Lessor on an After-Tax Basis such sum as will after the tax liability has been fully satisfied leave Lessor with the same amount as it would have been entitled to receive in the absence of that liability together with interest on the amount of the deficit at the rate of interest stated in Clause 5.11 in respect of the period commencing on the date on which the payment of taxation is finally due until payment by Lessee (both before and after judgment); and

(b) if and to the extent that any sums constituting (directly or indirectly) an indemnity to Lessor but paid by Lessee to any person other than Lessor are treated as taxable in the hands of Lessor, Lessee will pay to Lessor such sum as will after the tax liability has been fully satisfied indemnify Lessor on an After-Tax Basis to the same extent as it would have been indemnified in the absence of such liability together with interest on the amount payable by Lessee under this sub-clause at the rate of interest stated in Clause 5.11 in respect of the period commencing on the date on which the payment of taxation is finally due until payment by Lessee (both before and after judgment).

5.11 Default Interest: If Lessee fails to pay any amount payable under this Agreement on the due date, Lessee will pay on demand from time to time to Lessor interest (both before and after judgment) on that amount, from the due date to the date of payment in full by Lessee to Lessor, at the rate calculated by Lessor to be 1.5 percent per month, but in no event exceeding the highest rate permitted by Law. All such interest will be compounded monthly and calculated on the basis of the actual number of days elapsed and a 360 day year.

5.12 Contest: If Lessee disputes the payment of any Taxes payable by Lessor for which Lessee is responsible under this Agreement, Lessor will consider with Lessee the taking of such action as Lessee may reasonably request at Lessee's expense to contest that payment but will not be obliged to take any such action:-

(a)   which Lessor considers in its sole discretion may prejudice it; or

(b)   which Lessor considers does not have a reasonable prospect of success; or

(c) for which Lessee has not made adequate provision to the satisfaction of Lessor in respect of the expense concerned.

5.13 Net Lease: This Agreement is a net lease. Lessee's obligations under this Agreement are absolute and unconditional irrespective of any contingency whatsoever including (but not limited to):-

(a) any right of set-off, counterclaim, recoupment, defense or other right which either party to this Agreement may have against the other;

(b) any unavailability of the Aircraft for any reason, including, but not limited to, a requisition of the Aircraft or any prohibition or interruption of or interference with or other restriction against Lessee's use, operation or possession of the Aircraft;

(c) any lack or invalidity of title or any other defect in title, airworthiness, merchantability, fitness for any purpose, condition, design, or operation of any kind or nature of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or any Event of Loss in respect of or any damage to the Aircraft;

(d) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor or Lessee;

(e) any invalidity or unenforceability or lack of due authorization of, or other defect in, this Agreement;

(f)   and Security Interests with respect to the Aircraft or Taxes; and/or

(g) any other cause which but for this provision would or might otherwise have the effect of terminating or in any way affecting any obligation of Lessee under this Agreement.

5.14  Security

(a) To the fullest extent permitted by Law and by way of continuing security Lessee as sole beneficial owner charges the Deposit and the Maintenance Reserves and all rights of Lessee to payment thereof and the debt represented thereby (the "Charged Monies") to Lessor by way of first fixed charge as security for Lessee's obligations and liabilities under this Agreement and the Other Agreements (the "Secured Liabilities"). Except as expressly permitted under this Agreement, Lessee will not be entitled to payment of the Charged Monies. Lessee will not assign, transfer or otherwise dispose of all or part of its rights in the Charged Monies and it will enter into any additional documents and instruments necessary or advisable to evidence, create or perfect Lessor's rights to the Charged Monies;

(b) If Lessee fails to comply with any provision of this Agreement or any Event of Default has occurred and is continuing, in addition to all rights and remedies accorded to Lessor elsewhere in this Agreement and under Law as a secured party in respect of the Charged Monies, Lessor may immediately or at any time thereafter, without prior notice to Lessee:-

      (i) set-off all or any part of the Secured Liabilities against the liabilities of Lessor in respect of the Charged Monies; or

      (ii) apply or appropriate the Charged Monies in or towards the payment or discharge of the Secured Liabilities in such order as Lessor sees fit; and

(c) If Lessor has exercised the set-off described in sub-clause (b) above, Lessee shall, following a demand in writing from Lessor, restore the Charged Monies to the level at which they stood immediately prior to such set-off.

 6.   MANUFACTURER'S WARRANTIES

6.1 Assignment: Notwithstanding this Agreement, Lessor will remain entitled to the benefit of each warranty, express or implied, with respect to the Aircraft, any Engine or Part so far as concerns any manufacturer, vendor, subcontractor or supplier. Except to the extent Lessor otherwise directs, Lessor hereby authorizes Lessee to pursue any claim thereunder in relation to defects affecting the Aircraft, any Engine or Part and Lessee agrees diligently to pursue any such claim which arises at its own cost. Lessee will notify Lessor promptly upon becoming aware of any such claim.

6.2 Proceeds: Except to the extent Lessor otherwise agrees in a particular case, all proceeds of any such claim will be paid directly to Lessor but if and to the extent that such claim relates:-

(a)   to defects affecting the Aircraft which Lessee has rectified; or

(b) to compensation for loss of use of the Aircraft, an Engine or any Part during the Term; and

      provided no Default has occurred and is continuing the proceeds will be paid to Lessee by Lessor but in the case of (a) above only on receipt of evidence satisfactory to Lessor that Lessee has rectified the relevant defect.

6.3 Parts: Except to the extent Lessor otherwise agrees in a particular case, Lessee will procure that all engines, components, furnishings or equipment provided by the manufacturer, vendor, subcontractor or supplier in replacement of a defective Engine or Part pursuant to the terms of any warranty will be installed promptly by Lessee and that title thereto free of Security Interests vests in Lessor. On installation each part will be deemed to be a Part. In the case of a Replacement Engine, Lessee will satisfy and perform each of the conditions and covenants set forth in Clause 11.1(c), and upon satisfaction of such conditions, such Replacement Engine will be deemed an "Engine" for all purposes of this Agreement.

6.4 Agreement: To the extent any warranties relating to the Aircraft are made available under an agreement between any manufacturer, vendor, subcontractor or supplier and Lessee, this Clause 6 is subject to that agreement. However Lessee will:-

(a) pay the proceeds of any claim thereunder to Lessor to be applied pursuant to Clause 6.2 and pending such payment will hold the claim and the proceeds on trust for Lessor; and

(b) Lessee will take all such steps as are necessary at the end of the Term to ensure the benefit of any of those warranties which have not expired are vested in Lessor.

7.    LESSOR'S COVENANTS

7.1 Quiet Enjoyment: Lessor will not interfere with the quiet use, possession and enjoyment of the Aircraft by Lessee but the exercise by Lessor of its rights under or in connection with this Agreement will not constitute such an interference. Lessor undertakes to deliver to Lessee on or promptly after the Delivery Date a letter of quiet enjoyment addressed to Lessee by the Owner in the form already notified by Lessor to Lessee prior to the date hereof.

7.2 Release of Maintenance Reserves: Provided no Default has occurred and is continuing Lessor will release funds to Lessee from the Maintenance Reserves respecting maintenance work performed upon submission by Lessee to Lessor within 6 months of the commencement of that maintenance and before the Expiry Date of an invoice and supporting documentation reasonably satisfactory to Lessor evidencing:-

(a) with respect to the Airframe, the completion, in accordance with this Agreement, of those items of maintenance characterized by the Manufacturer's maintenance planning document and best industry practice as "D" Check and/or individual structural inspections having an interval of not less than 20,000 Flight Hours or 6 years for the Aircraft (but not including repairs arising as the result of operational or maintenance mishandling), the lesser of (i) the amount of that invoice and (ii) the amount equal to the aggregate amount of Airframe Maintenance Reserves paid under this Agreement at the time of commencement of that maintenance less the aggregate amount previously released by Lessor under this sub-clause;

(b) with respect to any Engine, the performance, in accordance with this Agreement, of all shop visits requiring engine disassembly (other than (i) repairs arising as a result of foreign object damage or operational or maintenance mishandling and/or (ii) removal, installation, maintenance and repair of Quick Engine Change ("QEC") kits), the lesser of (i) the amount of that invoice and (ii) the amount equal to the aggregate amount of Engine Maintenance Reserves paid in respect of that Engine under this Agreement at the time of commencement of that maintenance less the aggregate amount previously paid in respect of that Engine by Lessor under this sub-clause;

(c) with respect to life limited parts within any Engine, the performance, in accordance with this Agreement, of any such parts replacement or repair (other than (i) repairs arising as a result of accidents or incidents (whether or not eligible for recovery under Lessee's insurance), foreign object damage or operational or maintenance mishandling and/or (ii) removal, installation, maintenance and repair of QEC kits) and/or (iii) any elective parts replacement), the lesser of (i) the amount of that invoice and (ii) the amount equal to the aggregate of Engine LLP Maintenance Reserves paid in respect of that Engine under this Agreement at the time of commencement of that maintenance less the aggregate amount previously paid in respect of that Engine by Lessor under this sub-clause; and

(d) with respect to the Landing Gear, the performance in accordance with this Agreement, of all work on the landing gear in the nature of overhaul and requiring removal and disassembly (other than repairs arising as the result of operational or maintenance mishandling), the lesser of (i) the amount of that invoice and (ii) the amount equal to the aggregate amount of Landing Gear Maintenance Reserves paid under this Agreement at the time of commencement of that maintenance less the aggregate amount previously paid by Lessor under this sub-clause.

7.3  Lessor Obligations Following Expiry Date: Within 5 Business Days of:-

(a) redelivery of the Aircraft to Lessor in accordance with and in the condition required by this Agreement; or

(b) payment to Lessor of the Agreed Value following an Event of Loss after the Delivery Date;

      or in each case such later time as Lessor is reasonably satisfied Lessee has irrevocably paid to Lessor all amounts which may then be outstanding or become payable under this Agreement, the other Operative Documents, or the Other Agreements and Lessee, Lessor will pay to Lessee:-

      (i)   the balance of the Deposit; and

      (ii) the amount of any Rent received in respect of any period falling after the date of redelivery of the Aircraft or payment of the Agreed Value, as the case may be; and shall return to Lessee the warrant certificate, if not previously exercised, representing the Warrant.

8.    LESSEE'S COVENANTS

8.1   Duration: The undertakings in this Clause and in Clause 12 will:-

(a)   except as otherwise stated, be performed at the expense of Lessee; and

(b) remain in force until the Expiry Date in accordance with this Agreement and thereafter to the extent of any accrued rights of Lessor in relation to those undertakings.

8.2   Information: Lessee will:-

(a) notify Lessor forthwith of the occurrence of any Default or any other event which might adversely affect Lessee's ability to perform any of its obligations under this Agreement;

(b)   furnish to Lessor:-

      (i) upon request, the consolidated management accounts of Lessee (comprising a balance sheet and profit and loss statement) prepared for the most recent previous financial quarter;

      (ii) as soon as available but not in any event later than 120 days after the last day of each financial year of Lessee, its audited consolidated balance sheet as of such day and its audited consolidated profit and loss statement for the year ending on such day;

      (iii) at the same time as it is issued to the shareholders or creditors of Lessee, a copy of each notice or circular issued to Lessee's shareholders or creditors as a group; and

      (iv) on request from time to time such other information regarding Lessee and its business and affairs as Lessor may reasonably request;

(c) keep Lessor informed as to current serial numbers of the Engines and any engine installed on the Aircraft;

(d) promptly furnish to Lessor all information Lessor from time to time reasonably requests regarding the Aircraft, any Engine or any Part, its use, location and condition including, without limitation, the hours available on the Aircraft and any Engine until the next scheduled check, inspection, overhaul, refurbishment or shop visit, as the case may be;

(e) on request, within 10 days after the end of any Rental Period, furnish to Lessor evidence satisfactory to Lessor of payment of all Taxes due during that or any previous Rental Period;

(f) on request, furnish to Lessor evidence satisfactory to Lessor that all Taxes and charges incurred by Lessee with respect to the Aircraft, including without limitation all payments due to the relevant air traffic control authorities, have been paid and discharged in full;

(g) within 7 days after the end of each calendar month during the Term, provide Lessor with a monthly report on the Aircraft and each Engine in the form set out in Schedule 7;

(h) give Lessor not less than 60 days' written notice as to the time and location of all Major Checks; and

(i)   promptly notify Lessor of:-

      (i) any loss, theft, damage or destruction to the Aircraft, any Engine or any Part, or any modification to the Aircraft if the potential cost may exceed the Damage Notification Threshold; and

      (ii) any claim or other occurrence likely to give rise to a claim under the Insurances (but in the case of hull claims only in excess of the Damage Notification Threshold) and details of any negotiations with the insurance brokers over any such claim.

8.3   Lawful and Safe Operation: Lessee will:-

(a) comply with the law for the time being in force in any country or jurisdiction which may for the time being be applicable to the Aircraft (including without limitation Laws mandating insurance coverage) or, so far as concerns the use and operation of the Aircraft or an owner or operator thereof and take all reasonable steps to ensure that the Aircraft is not used for any illegal purpose;

(b) not use the Aircraft in any manner contrary to any recommendation of the manufacturers of the Aircraft, any Engine or any Part or any recommendation or regulation of the Air Authority or for any purpose for which the Aircraft is not designed or reasonably suitable;

(c) ensure that the crew and engineers employed by it in connection with the operation and maintenance of the Aircraft have the qualifications and hold the licenses required by the Air Authority and applicable Law;

(d) use the Aircraft solely in commercial or other operations for which Lessee is duly authorized by the Air Authority and applicable Law;

(e)   not use the Aircraft for the carriage of:-

      (i) whole animals living or dead except in the cargo compartments according to I.A.T.A. regulations, and except domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal;

      (ii) acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, nuclear wastes, or any nuclear assemblies or components, except as permitted for passenger aircraft under the "Restriction of Goods" schedule issued by I.A.T.A. from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled;

      (iii) any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the Insurances; or

      (iv)  any illegal item or substance;

(f) not utilize the Aircraft for purposes of training, qualifying or re-confirming the status of cockpit personnel except for the benefit of Lessee's cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by Lessee;

(g) not cause or permit the Aircraft to proceed to, or remain at, any location which is for the time being the subject of a prohibition order (or any similar order or directive) by:-

      (i) any Government Entity of the State of Registration or the Habitual Base; or

      (ii) any Government Entity of the country in which such location is situated; or

      (iii) any Government Entity having jurisdiction over Owner, Lessor, the Banks or the Aircraft;

(h) obtain and maintain in full force all certificates, licenses, permits and authorizations required for the use and operation of the Aircraft for the time being, and for the making of payments required by, and the compliance by Lessee with its other obligations under, this Agreement;

(i) not operate the Aircraft, or suffer or permit the Aircraft to operate, to or for any country or entity that is the subject of sanctions under the U.S. International Economic Emergency Powers Act or U.N. Security Council directives (presently Iraq, Iran, Libya, the Federal Republic of Yugoslavia (Serbia and Montenegro) and the Unita Rebels of Angola). Lessee also covenants and agrees (i) not to operate or locate, or suffer or permit to be operated or located, the Aircraft in any country restricted under the U.S. Trading with the Enemy Act and the U.S. Export Administration Act except as may be permitted by operating in accordance with the conditions specified by the U.S. Export Administration Regulations (15CFR Parts 730-799), General License GATS (15 CFR Part 771.19) (presently Cuba, Iran, North Korea, Sudan, and Syria), and (ii) not to operate the Aircraft between Cuba and the United States; and

(j) not use, operate, or locate the Aircraft, or cause suffer or permit the Aircraft to be used, operated or located during the Term in any manner not covered by the Insurances or in any area excluded from coverage by the Insurances or in any manner which would prejudice the interests of the Indemnitees in the Insurances, the Aircraft, any Engine or any Part.

8.4   Taxes and other Outgoings: Lessee will promptly pay:-

(a) all license and registration fees, Taxes (other than Lessor Taxes) and other amounts of any nature imposed by any Government Entity with respect to the Aircraft, including without limitation the purchase, ownership, delivery, leasing, possession, use, operation, return, sale or other disposition of the Aircraft; and

(b) all rent, fees, charges, Taxes (other than Lessor Taxes) and other amounts in respect of any premises where the Aircraft or any Part thereof is located from time to time;

      except to the extent that in the reasonable opinion of Lessor such payment is being contested in good faith by appropriate proceedings, in respect of which adequate resources have been provided by Lessee and non-payment of which does not give rise to any material likelihood of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of Lessor, Owner, Trustee or any Bank.

8.5 Sub-Leasing and Wet-Leasing: LESSEE WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUB-LEASE, WET LEASE OR PART WITH POSSESSION OF THE AIRCRAFT, THE ENGINES OR ANY PART EXCEPT THAT LESSEE MAY PART WITH POSSESSION (A) WITH RESPECT TO THE AIRCRAFT, THE ENGINES OR ANY PART TO THE RELEVANT MANUFACTURERS FOR TESTING OR SIMILAR PURPOSES OR TO THE AGREED MAINTENANCE PERFORMER FOR SERVICE, REPAIR, MAINTENANCE OR OVERHAUL WORK, OR ALTERATION, MODIFICATIONS OR ADDITIONS TO THE EXTENT REQUIRED OR PERMITTED BY THIS AGREEMENT, AND (B) WITH RESPECT TO AN ENGINE OR PART, AS EXPRESSLY PERMITTED BY THIS AGREEMENT. LESSEE MAY ENTER INTO A WET LEASE FOR THE AIRCRAFT, THE ENGINES OR ANY PART FOR A

      TERM NOT TO CONTINUE BEYOND THE TERM, ON TERMS CUSTOMARY IN THE INDUSTRY FOR WET LEASES OF SUCH DURATION; PROVIDED, HOWEVER, THAT LESSEE SHALL REMAIN PRIMARILY LIABLE FOR THE PERFORMANCE OF ALL OF THE TERMS OF THIS AGREEMENT (INCLUDING WITHOUT LIMITATION, ITS OBLIGATIONS UNDER CLAUSES 8 AND 9) TO THE SAME EXTENT AS IF SUCH WET LEASE HAD NOT BEEN ENTERED INTO AND PROVIDED, FURTHER, THAT NO SUCH WET LEASE INVOLVES OR RELATES TO A CONTRACT OR AN OPERATION PROHIBITED UNDER CLAUSE 2.1(H) HEREOF.

8.6   Inspection:

(a) Lessor and any person designated by Lessor may at any time visit, inspect and survey the Aircraft, any Engine or any Part and for such purpose may, subject to any applicable Air Authority regulation, travel on the flight deck as observer;

(b) Lessee will pay to Lessor on an After-Tax Basis on demand all reasonable out-of-pocket expenses incurred by Lessor in connection with any such visit, inspection or survey; and

(c)   Lessor will:-

      (i) have no duty or liability to make, or arising out of making or failing to make, any such visit, inspection or survey; and

      (ii) so long as no Default has occurred and is continuing, not exercise such right other than on reasonable notice and so as not to disrupt unreasonably the commercial operations of Lessee, provided, however, Lessee will take such action as may be reasonably required to facilitate Lessor's inspection.

8.7   Title: Lessee will:-

(a) not do or knowingly permit to be done or omit or knowingly permit to be omitted to be done any act or thing which might reasonably be expected to jeopardize the rights of Owner as owner of the Aircraft or assignee of this Agreement or the rights of Trustee as assignee of the Insurances or the validity, enforceability or priority of the Assignments;

(b)   on all occasions when the ownership of the Aircraft, any Engine or any
      Part is relevant, make clear to third parties that title is held by Owner;

(c) not at any time (i) represent or hold out and Indemnitee as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage (whether for hire or reward or gratuitously) which may be undertaken by Lessee or (ii) pledge the credit of any Indemnitee;

(d) ensure that there is always affixed, and not removed or in any way obscured, a fireproof plate (having dimensions of not less than 10 cm. x 7 cm.) in a reasonably prominent position in the cockpit of the Aircraft and on each Engine stating:-

      "This Aircraft/Engine is owned by GPA Finance (Bermuda) Limited and is leased to Frontier Airlines, Inc. and may not be operated by any other person without the prior written consent of GPA Finance (Bermuda) Limited";

(e) not create or permit to exist any Security Interest upon the Aircraft, any Engine or any Part;

(f) not do or permit to be done anything which may reasonably be expected to expose the Aircraft, any Engine or any Part to penalty, forfeiture, impounding, detention, appropriation, damage or destruction and without prejudice to the foregoing, if any such penalty, forfeiture, impounding, detention or appropriation, damage or destruction occurs, give Lessor notice and use best endeavors to procure the immediate release of the Aircraft, any Engine or the Part, as the case may be;

(g)   not abandon the Aircraft, the Engine or any Part;

(h) pay and discharge or cause to be paid and discharged when due and payable or make adequate provision by way of security or otherwise for all debts, damages, claims and liabilities which have given or might give rise to a Security Interest over or affecting the Aircraft, any Engine or any Part; and

(i) not attempt, or hold itself out as having any power, to sell, lease or otherwise dispose of the Aircraft, any Engine or any Part; and

(j) obtain a waiver of any mechanic's lien or right thereto from any vendor providing maintenance services for Lessee prior to delivering the Aircraft or any Engine or Part to such vendor.

8.8   General: Lessee will:-

(a) not make any substantial change in the nature of the business in which it is engaged, will preserve its corporate existence (other than in connection with a solvent reconstruction the terms of which have been approved by Lessor, such approval not to be unreasonably withheld), and will conduct its business in an orderly and efficient and will maintain all rights, privileges, licenses and franchises material thereto or material to performing its obligations under this Agreement;

(b) ensure that no change will occur in the Habitual Base of the Aircraft without the prior written consent of Lessor;

(c) not without giving Lessor 30 days prior notice (in accordance with this Agreement), change its chief executive office (as such term is defined in
      Article 9 of the Uniform Commercial Code as in effect in the State of Colorado) from 12015 East 46th Avenue, Denver, Colorado, 80239, United States of America;

(d) remain a Certified Air Carrier and maintain, without limitation, its status so as to fall within the preview of Section 1110 of Title 11 of the United States Code or any analogous Statute; and

(e) remain a "citizen of the United States" as defined in Section 40102 of Title 49 of the United States Code.

8.9   Records: Lessee will:-

(a) procure that accurate, complete and current records of all flights made by, and all maintenance carried out on, the Aircraft (including in relation to each Engine and Part subsequently installed, before the installation) are kept; keep the records in such manner as the Air Authority may from time to time require, and ensure that they comply with the recommendations of the manufacturers of the Aircraft, any Engine or any Part. All records must be maintained in English. The records will form part of the Aircraft Documents; and

(b) procure access to a revision service in respect of, and will maintain with appropriate revisions in English, all Aircraft Documents, records, logs, and other materials required by applicable Laws and best practice of major international air transport operators in respect of the Aircraft.

8.10  Protection: Lessee will:-

(a) maintain the registration of the Aircraft with the Air Authority reflecting (so far as permitted by applicable Law) the respective interests of Owner and Lessor and not do or suffer to be done anything which might adversely affect that registration; and

(b) do all acts and things (including, without limitation, making any filing or registration with the Air Authority or any other Government Entity or as required to comply with the Mortgage Convention where applicable) and execute and deliver all documents (including, without limitation, any amendment of this Agreement) as may be required by Lessor:-

      (i) following any change or proposed change in the ownership or financing of the Aircraft or in the manner of securing the Owner's and/or Lessor's obligations to the Banks; or

      (ii) following any modification of the Aircraft, any Engine or any Part or the permanent replacement of any Engine or Part in accordance with this Agreement, so as to ensure that the rights of Lessor under this Agreement and the rights of Owner under the Head Lease in respect thereof apply with the same effect as before; or

      (iii) to establish, maintain, preserve, perfect and protect the rights of Lessor under this Agreement or the interest of Owner in the Aircraft and under the Head Lease and Owner and Trustee in the Assignments.

8.11  Maintenance and Repair: Lessee will:-

(a) keep the Aircraft airworthy in all respects and in good repair and condition;

(b) not change the Agreed Maintenance Program or the schedule of the Agreed Maintenance Program without the written consent of Lessor;

(c) maintain the Aircraft in accordance with the Agreed Maintenance Program through the Agreed Maintenance Performer and perform (at the respective intervals provided in the Agreed Maintenance Program) all Major Checks;

(d) maintain the Aircraft in accordance with FAR Part 121, Subpart L and any other rules and regulations of the FAA and in at least the same manner and with at least the same care, including, without limitation, maintenance scheduling, modification status and technical condition, as is the case with respect to similar aircraft owned or otherwise operated by Lessee and as if Lessee were to retain and continue operating the Aircraft in its fleet after the Expiry Date, including, without limitation, all maintenance to the Airframe, any Engine or any Part required to maintain all warranties, performance guarantees or service life policies in full force and effect except to the extent of conflict with the rules and regulations of the Air Authority;

(e) comply with all outstanding (i.e. at or prior to the Expiry Date) mandatory inspection and modification requirements, airworthiness directives and similar requirements applicable to the Aircraft, any Engine or Part having a compliance date during the Term or within 180 days after the Expiry Date and which are required by the Air Authority, and/or the FAA and/or mandated by any manufacturer of the Aircraft, any Engine or Part (an "Airworthiness Directive);

      The Lessor shall, if the cost to Lessee of performing an inspection resulting in modification or terminating action with regard to any Airworthiness Directive or causing such inspection resulting in modification or terminating action being performed with regard to such Airworthiness Directive, exceeds $100,000 in respect of any individual item of the same, provided no Default has occurred and is continuing, on receipt by Lessor of evidence of payment for and completion of the relevant work, reimburse Lessee with an amount equal to the solution to the following formula:-

      C x (N - R)
      -----------

         N

      where "N" equals 96

      "R" represents the remainder of the Term in months after completion of the modification/terminating action

      "C" equals the cost of the modification/terminating action in excess of $100,000;

(f) comply with all applicable Laws and the regulations of the Air Authority and other aviation authorities with jurisdiction over Lessee or the Aircraft, any Engine or Part regardless of upon whom such requirements are imposed and which relate to the maintenance, condition, use or operation of the Aircraft or require any modification or alteration to the Aircraft, any Engine or Part;

(g) maintain in good standing a current certificate of airworthiness (in the appropriate category for the nature of the operations of the Aircraft) for the Aircraft issued by the Air Authority except where the Aircraft is undergoing maintenance, modification or repair required or permitted by this Agreement and will from time to time provide to Lessor a copy on request;

(h) if required by the Air Authority, maintain a current certification as to maintenance issued by or on behalf of the Air Authority in respect of the Aircraft and will from time to time provide to Lessor a copy on request; and

(i) procure promptly the replacement of any Engine or Part which has become time, cycle or calendar expired, lost, stolen, seized, confiscated, destroyed, damaged beyond repair, unserviceable or permanently rendered unfit for use, with an engine or part complying with the conditions set out in Clause 8.13(a) and in the case of any Engine which suffers an Engine Even of Loss, shall procure that such engine complies with the provisions of Clause 11.1(c).

8.12 Removal of Engines and Parts: Lessee will ensure that no Engine or Part installed on the Aircraft is at any time removed from the Aircraft other than:-

(a)   if replaced as expressly permitted by this Agreement; or

(b) if the removal is of an obsolete item and is in accordance with the Agreed Maintenance Program; or

(c)   (i)   during the course of maintaining, servicing, repairing, overhauling or testing that Engine or the Aircraft, as the case may be; or

      (ii)  as part of a normal engine or part rotation program; or

      (iii) for the purpose of making such modifications to the Engine or the Aircraft, as the case may be, as are permitted under this Agreement;

      and then in each case (A) with respect to a Part, only if it is reinstalled or replaced by a part complying with Clause 8.13(a) as soon as practicable and in any event no later than the Expiry Date, and (B) with respect to an Engine, title to such Engine shall remain vested in Lessor.

8.13 Installation of Engines and Parts: Lessee will:-

(a) ensure that, except as permitted by this Agreement, no engine or part is installed on the Aircraft unless:-

      (i) in the case of an engine, it is an engine of the same model as, or an improved or advanced version of the Engine it replaces, which is in the same or better operating condition, has substantially similar hours available until the next scheduled checks, inspections, overhauls and shop visits and has the same or greater value and utility as the replaced Engine;

      (ii) in the case of a part, it is in as good operating condition, has substantially similar hours available until the next scheduled checks, inspections, overhauls and shop visits, is of the same or a more advanced make and model and is of the same interchangeable modification status as the replaced Part;

      (iii) in the case of a part, it has become and remains the property of Owner free from Security Interests and on installation on the Aircraft will without further act be subject to the Head Lease and this Agreement; and

      (iv) in each case, Lessee has full details as to its source and maintenance records;

(b) if no Default has occurred which is continuing, be entitled to install any engine or part on the Aircraft by way of replacement notwithstanding Clause 8.13(a) if:-

      (i) there is not available to Lessee at the time and in the place that that engine or part is required to be installed on the Aircraft, a replacement engine or, as the case may be, part complying with the requirements of Clause 8.13(a);

      (ii) it would result in an unreasonable disruption of the operation of the Aircraft and/or the business of Lessee to ground the Aircraft until an engine or part, as the case may be, complying with Clause 8.13(a) becomes available for installation on the Aircraft; and

      (iii) as soon as practicable after installation of the same on the Aircraft but, in any event, no later than the Expiry Date, Lessee removes any such engine or part and replaces it with the Engine or Part replaced by it or by an engine or part, as the case may be, complying with Clause 8.13(a).

8.14  Non-Installed Engines and Parts: Lessee will:-

(a) ensure that any Engine or Part which is not installed on the Aircraft (or any other aircraft as permitted by this Agreement) is, except as expressly permitted by this Agreement, properly and safely stored, and kept free from Security Interests;

(b) notify Lessor whenever any Engine is removed from the Aircraft and, from time to time, on request procure that any person to whom possession of an Engine is given acknowledges in writing to Lessor, in form and substance satisfactory to Lessor, that it will respect the interests of Owner and Lessor in the Engine and will not seek to exercise any rights whatsoever in relation to it;

(c) (notwithstanding the foregoing provisions of this sub-clause), be permitted, if no Default has occurred and is continuing, to install any Engine or Part on an aircraft, or in the case of a Part on an engine:-

      (i)   owned and operated by Lessee free from Security Interests;  or

      (ii) leased or hired to Lessee pursuant to a lease or conditional sale agreement on a long-term basis and on terms whereby Lessee has full operational control of that aircraft or engine; or

      (iii) acquired by Lessee and/or financed or refinanced, and operated by Lessee, on terms that ownership of that aircraft or engine, as the case may be, pursuant to a lease or conditional sale agreement, or a Security Interest therein, is vested in or held by any other Person;

      provided that in the case of (ii) and (iii):-

      (1) the terms of any such lease, conditional sale agreement or Security Interest will not have the effect of prejudicing the interests of Owner or Lessor in that Engine or Part or the interests of Trustee in respect thereof under the Assignments; and

      (2) the lessor under such lease, the seller under such conditional sale agreement or the holder of such Security Interest, as the case may be, has confirmed and acknowledged in writing to Lessor, in form and substance satisfactory to Lessor, that it will respect the interests of Owner, Lessor and Trustee in respect of that Engine or Part and that it will not seek to exercise any rights whatsoever in relation thereto.

8.15 Pooling of Engines and Parts: Lessee will not enter into nor permit any pooling agreement or arrangement in respect of an Engine or Part without the prior written consent of Lessor.

8.16  Equipment Changes:

(a) Lessee will not make any modification or addition to the Aircraft (each an "Equipment Change"), except for an Equipment Change which:-

      (i)   is expressly permitted by this Agreement, or

      (ii) has the prior written approval of Lessor and which does not diminish the value, utility, condition, or airworthiness of the Aircraft;

(b) So long as a Default has not occurred and is continuing, Lessee may remove any Equipment Change if it can be removed from the Aircraft without diminishing or impairing the value, utility, condition or airworthiness of the Aircraft; and

(c) Lessee shall indemnify Owner, Lessor and Trustee on an After-Tax Basis for any and all Taxes payable by Owner, Lessor or Trustee, as the case may be, as a result of an Equipment Change.

8.17  Title on an Equipment Change:

(a) Title to all Parts installed on the Aircraft whether by way of replacement, as the result of an Equipment Change or otherwise (except those installed pursuant to Clause 8.13(b)) will on installation, without further act, vest in Owner subject to the Head Lease and this Agreement free and clear of all Security Interests. Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments as Lessor may require and which are necessary to ensure that title so passes to Owner according to all applicable Laws. At any time when requested by Lessor, Lessee will provide evidence to Lessor's and Owner's satisfaction (including the provision, if required, to Lessor and Owner of one or more legal opinions) that title has so passed to Owner;

(b) Lessor may require Lessee to remove any Equipment Change and to restore the Aircraft to its condition prior to that Equipment Change; and

(c) Except as referred to in Clause 8.17(b) any Engine or Part at any time removed from the Aircraft will remain the property of Owner until a replacement has been made in accordance with this Agreement and until title in that replacement has passed, according to applicable Laws, to Owner subject to the Head Lease and this Agreement free of all Security Interests whereupon title to the replaced Engine or Part, will, provided no Default has occurred and is continuing, pass to Lessee.

8.18 Third Party: Lessee will procure that no person (other than Lessor, Owner, Trustee, Security Agent or any Bank) will act in any manner inconsistent with its obligations under this Agreement and that all persons will comply with those obligations as if references to "Lessee" included a separate reference to those persons.

9.    INSURANCE

9.1 Insurances: Lessee will maintain in full force during the Term, and thereafter as expressly required in this Agreement, insurances in respect of the Aircraft in form and substance satisfactory to Lessor (the "Insurances" which expression includes, where the context so admits, any relevant re-insurance(s)) through such brokers and with such insurers and having such deductibles and being subject to such exclusions as may be approved by Lessor from time to time. The Insurances will be effected either:-

(a) on a direct basis with insurers of recognized standing who normally participate in aviation insurances in the leading international insurance markets and led by reputable underwriter(s) approved by Lessor; or

(b) with a single insurer or group of insurers approved by Lessor who does not retain the risk but effects substantial reinsurance with reinsurers in the leading international insurance markets and through brokers each of recognized standing and acceptable to Lessor for a percentage acceptable to Lessor of all risks insured (the "Reinsurances").

9.2 Requirements: Lessor's current requirements as to required Insurances are as specified in this Clause and in Schedule 4. Lessor may from time to time stipulate other requirements for the Insurances so that the scope and level of cover is maintained in line with best industry practice and the interests of Lessor, Owner and Trustee protected.

9.3 Change: If at any time Lessor wishes to revoke its approval of any insurer, reinsurer, insurance or reinsurance, Lessor and/or its brokers will consult with Lessee and Lessee's brokers (as for the time being approved by Lessor) regarding whether that approval should be revoked to protect the interests of the parties insured. If, following the consultation, Lessor considers that any change should be made, Lessee will then arrange or procure the arrangement of alternative cover satisfactory to Lessor.

9.4   Insurance Covenants: Lessee will:-

(a) ensure that all legal requirements as to insurance of the Aircraft, any Engine or any Part which may from time to time be imposed by the laws of the State of Registration or any state to, from or over which the Aircraft may be flown, in so far as they affect or concern the operation of the Aircraft, are complied with and in particular those requirements compliance with which is necessary to ensure that (i) the Aircraft is not in danger of detention or forfeiture, (ii) the Insurances remain valid and in full force and effect, and (iii) the interests of the Indemnitees in the Insurances and the Aircraft or any Part are not thereby prejudiced;

(b) not use, cause or permit the Aircraft, any Engine or any Part to be used for any purpose or in any manner not covered by the Insurances or outside any geographical limit imposed by the Insurances;

(c) comply with the terms and conditions of each policy of the Insurances and not do, consent or agree to any act or omission which:-

      (i)   invalidates or may invalidate the Insurances; or

      (ii) renders or may render void or voidable the whole or any part of any of the Insurances; or

      (iii) brings any particular liability within the scope of an exclusion or exception to the Insurances;

(d) not take out without the prior written approval of Lessor any insurance or reinsurance in respect of the Aircraft other than those required under this Agreement unless relating solely to hull total loss, business interruption, profit commission and deductible risk;

(e) commence renewal procedures at least 30 days prior to expiry of any of the Insurances and provide to Lessor:-

      (i) if requested by Lessor, a written status report of renewal negotiation 14 days prior to each expiry date;

      (ii) telexed telecopy confirmation of completion of renewal prior to each expiry date; and

      (iii) certificates of insurance (and where appropriate certificates of reinsurance), and broker's (and any reinsurance brokers') letter of undertaking in a form acceptable to Lessor in English, detailing the coverage and confirming the insurers' (and any reinsurers') agreement to the specified insurance requirements of this Agreement within 7 days after each renewal date;

(f) on request, provide to Lessor copies of documents or other information evidencing the Insurances;

(g) on request, provide to Lessor evidence that the Insurance premiums have been paid;

(h) not make any modification or alteration to the Insurances material and adverse to the interests of any of the Indemnitees;

(i)   be responsible for any deductible under the Insurances; and

(j) provide any other insurance and reinsurance related information, or assistance, in respect of the Insurances as Lessor may reasonably require.

9.5 Failure to Insure: If Lessee fails to maintain the Insurances in compliance with this Agreement, each of the Indemnitees will be entitled but not bound, (without prejudice to any other rights of Lessor under this Agreement):-

(a) to pay the premiums due or to effect and maintain insurances satisfactory to it or otherwise remedy Lessee's failure in such manner (including, without limitation to effect and maintain an "owner's interest" policy) as it considers appropriate. Any sums so expended by it will become immediately due and payable by Lessee to Lessor on an After-Tax Basis together with interest thereon at the rate specified in Clause 5.11, from the date of expenditure by it up to the date of reimbursement by Lessee; and

(b) at any time while such failure is continuing to require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by it until the failure is remedied to its satisfaction.

9.6 Continuing Indemnity: Lessee shall effect and maintain insurance after the Expiry Date with respect to its liability under the Indemnity in Clause 10 for 2 years which provides for each Indemnitee to be named as additional insured. Lessee's obligation in this Clause shall not be affected by Lessee ceasing to be lessee of the Aircraft and/or any of the Indemnitees ceasing to have any interest in respect of the Aircraft.

9.7   Application of Insurance Proceeds:-

      As between Lessor and Lessee:-

(a) all insurance payments received as the result of an Event of Loss or Engine Event of Loss occurring during the Term will be paid to Lessor and Lessor will pay the balance of those amounts to Lessee after deduction of all amounts which may be or become payable by Lessee to Lessor under this Agreement (including under Clause 11.1(b));

(b) all insurance proceeds of any property, damage or loss to the Aircraft, any Engine or any Part occurring during the Term not constituting an Event of Loss or Engine Event of Loss and in excess of the Damage Notification Threshold will be applied in payment (or to reimburse Lessee) for repairs or replacement property upon Lessor being satisfied that the repairs or replacement have been effected in accordance with this Agreement. Insurance proceeds in amounts below the Damage Notification Threshold may be paid by the insurer directly to Lessee. Any balance remaining may be retained by Lessor;

(c) all insurance proceeds in respect of third party liability will, except to the extent paid by the insurers to the relevant third party, be paid to Lessor to be paid directly in satisfaction of the relevant liability or to Lessee in reimbursement of any payment so made; and

(d) notwithstanding Clauses 9.7(a), (b) or (c), if at the time of the payment of any such insurance proceeds a Default has occurred and is continuing, all such proceeds will be paid to or retained by Lessor to be applied toward payment of any amounts which may be or become payable by Lessee in such order as Lessor sees fit or as Lessor may elect.

      To the extent insurance proceeds are paid to Lessee, Lessee agrees to comply with the foregoing provisions and apply or pay over such proceeds as so required.

10.   INDEMNITY

10.1 GENERAL: LESSEE AGREES TO DEFEND, INDEMNIFY AND HOLD HAMLESS THE INDEMNITEES ON AN AFTER-TAX BASIS FROM AND AGAINST ANY AND ALL CLAIMS, PROCEEDINGS, LOSSES, LIABILITIES, SUITS, JUDGMENTS, COSTS, EXPENSES, PENALTIES OR FINES (EACH A "CLAIM") (REGARDLESS OF WHEN THE SAME IS MADE OR INCURRED, WHETHER DURING OR AFTER THE TERM (BUT NOT BEFORE)):-

      (A) WHICH MAY AT ANY TIME BE SUFFERED OR INCURRED DIRECTLY OR INDIRECTLY AS A RESULT OF OR CONNECTED WITH THE POSSESSION, DELIVERY, PERFORMANCE, MANAGEMENT, OWNERSHIP, REGISTRATION, CONTROL, MAINTENANCE, CONDITION, SERVICE, REPAIR, OVERHAUL,

            LEASING, USE, OPERATION OR RETURN OF THE AIRCRAFT, ANY ENGINE OR PART (EITHER IN THE AIR OR ON THE GROUND) WHETHER OR NOT THE CLAIM MAY BE ATTRIBUTABLE TO ANY DEFECT IN THE AIRCRAFT, ANY ENGINE OR ANY PART OR TO ITS DESIGN, TESTING OR USE OR OTHERWISE, AND REGARDLESS OF WHEN THE SAME ARISES OR WHETHER IT ARISES OUT OF OR IS ATTRIBUTABLE TO ANY ACT OR OMISSION, NEGLIGENT OR OTHERWISE, OF ANY INDEMNITEE;

      (B) WHICH ARISE OUT OF ANY ACT OR OMISSION WHICH INVALIDATES OR WHICH RENDERS VOIDABLE ANY OF THE INSURANCES; AND

      (C) WHICH MAY AT ANY TIME BE SUFFERED OR INCURRED AS A CONSEQUENCE OF ANY DESIGN, ARTICLE OR MATERIAL IN THE AIRCRAFT, ANY ENGINE OR ANY PART OR ITS OPERATION OR USE CONSTITUTING AN INFRINGEMENT OF PATENT, COPYRIGHT, TRADEMARK, DESIGN OR OTHER PROPRIETARY RIGHT OR A BREACH OF ANY OBLIGATION OF CONFIDENTIALITY OWED TO ANY PERSON;

      BUT EXCLUDING ANY CLAIM IN RELATION TO A PARTICULAR INDEMNITEE TO THE EXTENT THAT THAT CLAIM IS COVERED PURSUANT TO ANOTHER INDEMNITY PROVISION OF THIS AGREEMENT OR TO THE EXTENT IT ARISES SOLELY AS A RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNITEE, LESSOR TAXES OR A LESSOR LIEN.

10.2 Duration: The indemnities contained in this Agreement will continue in full force following the end of the Term notwithstanding any breach or repudiation by Lessor or Lessee of this Agreement or any termination of the lease of the Aircraft hereunder.

11.   EVENTS OF LOSS

11.1

(a) Pre-delivery: If an Event of Loss occurs prior to delivery of the to Lessee, Lessor will have the option, exercisable by giving Lessee notice in writing, to substitute an alternative aircraft of the same manufacture, model, value and utility as the Aircraft. If Lessor exercises such option, Lessee shall be obliged to lease such substitute aircraft pursuant to the terms and conditions of this Agreement and such substitute aircraft shall constitute the Aircraft for all purposes of this Agreement. Lessor shall provide Lessee with details of the substitute aircraft as soon as may be practicable after the occurrence of the Event of Loss. If Lessor advises Lessee that Lessor does not wish to exercise such option, this Agreement will immediately terminate and except as expressly stated in this Agreement neither party will have any further obligation or liability under this

      Agreement other than pursuant to Clause 16.9 except that Lessor will return the Deposit to Lessee; and

(b) Post-delivery: If an Event of Loss occurs after delivery of the Aircraft to Lessee, Lessee will pay the Agreed Value to Lessor on or prior to the earlier of (i) 5 Business Days after the Event of Loss and (ii) the date of receipt of insurance proceeds in respect of that Event of Loss. Subject to the rights of any insurers and reinsurers or other third party, upon irrevocable payment in full to Lessor of that amount and all other amounts which may be or become payable to Lessor under this Agreement, Lessor will without recourse or warranty (except as to Lessor's Liens) and without further act, be deemed to have transferred to Lessee all of Lessor's rights to any Engines and Parts not installed when the Event of Loss occurred, all on an as-is where-is basis, and will at Lessee's expense, execute and deliver such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) the transfer and the vesting of Lessor's rights in such Engines and Parts in Lessee, free and clear of all rights of Lessor and Lessor Liens.

(c) Engine Event of Loss: From the Delivery Date upon an Engine Event of Loss, Lessee shall give Lessor prompt written notice thereof and shall, within 45 days after such occurrence, convey to Lessor, as replacement for the Engine suffering such event, title to a Replacement Engine. Each Replacement Engine shall be free of all Security Interests and shall be in as good an operating condition as the Engine being replaced, assuming the Engine being replaced was in the condition and repair required by the terms hereof immediately prior to the Engine Event of Loss. Upon full compliance by Lessee with the terms of this Clause 11.1(c), Lessor will transfer to Lessee title to the Engine which suffered the Engine Event of Loss. Prior to or at the time of any such conveyance, Lessee, at its own expense, will promptly (i) furnish Lessor with a full warranty bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such Replacement Engine; (ii) cause a lease supplement (in form and substance satisfactory to Lessor) subjecting such Replacement Engine to this Agreement, to be duly executed by Lessee, and recorded pursuant to applicable Law; (iii) furnish Lessor with such evidence of title to such Replacement Engine as Lessor may reasonably request; (iv) furnish Lessor with an opinion of Lessee's counsel to the effect that title to such Replacement Engine has been duly conveyed to Owner subject to the Head Lease and this Agreement, free and clear of all Security Interests, and that such Replacement Engine is duly leased hereunder; (v) furnish a certificate signed by a duly authorized financial officer or executive of Lessee certifying that, upon consummation of such replacement, no Event of Default will have occurred or be continuing; (vi) furnish Lessor with such documents as Lessor may reasonably request in connection with the consummation of the transactions contemplated by this Clause 11.1(c), in each case in form and substance satisfactory to Lessor; and (vii) furnish such Financing Statements incorporating the Replacement Engine as may be requested by Lessor. For all purposes hereof, each such Replacement Engine shall be deemed part of the property leased hereunder, shall be deemed an "Engine" as defined herein and shall be deemed part of the same Aircraft as was the Engine replaced thereof. No Engine Event of Loss covered by this Clause

      11.1(c) shall result in any reduction in Rent or affect Lessee's obligation to pay Engine Maintenance Reserves or the amount thereof to be paid by Lessee.

      Lessee shall indemnify each Indemnitee on an After-Tax Basis for any adverse tax consequence to such Indemnitee of the replacement of one or more Engines pursuant to this Clause 11.1.

11.2  Substitute Aircraft:

(a) Without prejudice to the provisions of Clause 11.1 (b), if an Event of Loss occurs after delivery of the Aircraft to Lessee, Lessor will have the option, exercisable by giving Lessee notice in writing, to substitute an alternative aircraft (the "Substitute Aircraft") of the same manufacture and model as the Aircraft and having a value, utility and condition equal to or greater than the Aircraft as at the date of occurrence of the Event of Loss which Substitute Aircraft will be leased by Lessor to Lessee for the remainder of the Term pursuant to the terms and conditions of this Agreement. If Lessor exercises such option, the Substitute Aircraft will constitute the Aircraft for all purposes of this Agreement in respect of facts and circumstances arising after the date of delivery thereof to Lessee. Lessor shall provide Lessee with details of the Substitute Aircraft as soon as may be practicable after the occurrence of the Event of Loss;

(b) Lessor will use all reasonable endeavors to deliver the Substitute Aircraft to Lessee as soon as may be practicable following the date of occurrence of the Event of Loss but not later than 3 months after such date; and

(c) Lessee agrees to enter into such documentation as Lessor may require in order to reflect the leasing of the Substitute Aircraft as aforesaid including, without limitation, documentation in respect of the Insurances.

      Lessee shall indemnify each Indemnitee on an After-Tax Basis for any adverse tax consequence to such Indemnitee of the replacement of the Aircraft or Airframe pursuant to this Clause 11.2.

11.3 Requisition: During any requisition for use or hire of the Aircraft, any Engine or Part which does not constitute an Event of Loss:-

(a) the Rent and other charges payable under this Agreement will not be suspended or abated either in whole or in part, and Lessee will not be released from any of its other obligations under the Agreement (other than operational obligations with which Lessee is unable to comply solely by virtue of the requisition); and

(b) so long as no Default has occurred and is continuing, Lessee will be entitled to any hire paid by the requisitioning authority in respect of the Term. Lessee will, as soon as practicable after the end of any such requisition, cause the Aircraft to be put into the condition required by this Agreement. Lessor will be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and Lessor will apply such compensation in reimbursing Lessee for the cost of complying with its obligations under this Agreement in respect of any such change, but so that, if any Default has occurred and is continuing, Lessor may apply the compensation or hire in or towards settlement of any amounts owing by Lessee under this Agreement.

12.   RETURN OF AIRCRAFT

12.1 Return: On the Expiry Date or redelivery of the Aircraft pursuant to Clause 13.2 or termination of the leasing of the Aircraft under this Agreement Lessee will, unless an Event of Loss has occurred, at its expense, redeliver the Aircraft and Aircraft Documents to Lessor at the Redelivery Location or such other airport as is mutually acceptable to the parties hereto, in accordance with the procedures and in compliance with the conditions set forth in Schedule 3, free and clear of all Security Interests and Permitted Liens (other than Lessor Liens) and in a condition qualifying for immediate certification of airworthiness by the FAA or as otherwise agreed by Lessor and Lessee, and, if requested by Lessor, thereupon cause the Aircraft to be deregistered by the Air Authority.

12.2 Final Inspection: Immediately prior to redelivery of the Aircraft, Lessee will make the Aircraft available to Lessor for inspection ("Final Inspection") in order to verify that the condition of the Aircraft complies with this Agreement. The Final Inspection will be long enough to permit Lessor to:-

(a)   inspect the Aircraft Documents;

(b)   inspect the Aircraft and uninstalled Parts;

(c) inspect the Engines, including without limitation (i) a borescope inspection of (A) the low pressure and high pressure compressors and (B) turbine and combustion areas, (ii) engine condition runs and (iii) review of Engine trend monitoring data and technical log reports covering the last ninety (90) days of operation; and

(d)   perform a complete borescope inspection of the APU; and

(e) observe a 2 hour demonstration flight (with Lessor's representatives as on-board observers).

12.3 Non-Compliance: To the extent that, at the time of Final Inspection, the condition of the Aircraft does not comply with this Agreement, Lessee will at Lessor's option:-

(a) immediately rectify the non-compliance and to the extent the non-compliance extends beyond the Expiry Date, the Term will be automatically extended and this Agreement will remain in force until the non-compliance has been rectified with Lessee being obligated to pay Rent with respect to the period of such extension on a per diem basis; or

(b) redeliver the Aircraft to Lessor and indemnify Lessor on an After-Tax Basis, and provide to Lessor's satisfaction cash as security for that indemnity, against the cost of putting the Aircraft into the condition required by this Agreement.

12.4 Redelivery: Upon redelivery Lessee will provide to Lessor, upon Lessor's request, all documents necessary to export the Aircraft from the Habitual Base (including, without limitation, a valid and subsisting export license for the Aircraft) and required in relation to the deregistration of the Aircraft with the Air Authority.

12.5 Acknowledgment: Provided Lessee has complied with its obligations under this Agreement, following redelivery of the Aircraft by Lessee to Lessor at the Redelivery Location, Lessor will deliver to Lessee an acknowledgment confirming that Lessee has redelivered the Aircraft to Lessor in accordance with this Agreement.

12.6  Maintenance Program:

(a) Prior to the Expiry Date and upon Lessor's request, Lessee will provide Lessor or its agent reasonable access to the Agreed Maintenance Program and the Aircraft Documents in order to facilitate the Aircraft's integration into any subsequent operator's fleet; and

(b) Lessee will, if requested by Lessor to do so, upon return of the Aircraft deliver to Lessor a certified true current and complete copy of the Agreed Maintenance Program. Lessor agrees that it will not disclose the contents of the Agreed Maintenance Program to any person or entity except to the extent necessary to monitor Lessee's compliance with this Agreement and/or to bridge the maintenance program for the Aircraft from the Agreed Maintenance Program to another program after the Expiry Date.

12.7 Fuel: Upon redelivery of the Aircraft to Lessor, an adjustment will be made in respect of fuel on board on the Delivery Date and the Expiry Date at the price then prevailing at the Redelivery Location.

13.   DEFAULT

13.1 Events: Each of the following events will constitute an Event of Default and a repudiation (but not a termination) of this Agreement by Lessee (whether any such event or condition is voluntary or involuntary or occurs by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Government Entity). Lessee acknowledges that the occurrence of any Event of Default would represent a material default in the performance of its obligations under this Agreement:-

(a) Non-payment: Lessee fails to make any payment under this Agreement on the due date; or

(b) Insurance: Lessee fails to comply with any provision of Clause 9 or any insurance required to be maintained under this Agreement is canceled or terminated or notice of cancellation is given in respect of any such insurance; or

(c) Breach: Lessee fails to comply with any other provision of this Agreement and, if such failure is in the reasonable opinion of Lessor capable of remedy, the failure continues for 5 days after notice from Lessor to Lessee; or

(d) Representation: any representation or warranty made (or deemed to be repeated) by Lessee in or pursuant to this Agreement or in any document or certificate or statement is or proves to have been incorrect in any material respect when made or deemed to be repeated; or

(e)   Cross Default:

      (i) a final judgment for the payment of money not covered by insurance in excess of Two Hundred Fifty Thousand Dollars ($250,000), or final judgments for the payment of money not covered by insurance in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, shall be rendered against Lessee and the same shall remain undischarged for a period of ninety (90) days during which execution thereof shall not be effectively stayed by agreement of the parties involved, stayed by court order or adequately bonded; or

      (ii) attachments or other Security Interests shall be issued or entered against substantially all of the property of Lessee and shall remain undischarged or unbonded for ninety (90) days except for Security Interests created in connection with monies borrowed or obligations agreed to by Lessee in the ordinary course of its business; or

      (iii) Lessee shall default in the payment of any sum which by itself is in excess of $100,000 or any sums which in aggregate exceed $250,000 notwithstanding that any particular individual sum thereof does not exceed $100,000 in respect of any one or more obligations for the payment of borrowed money, for the deferred purchase price of property or for the payment of rent or hire under any lease of aircraft when the same becomes due if such nonpayment results in or would permit an acceleration of such indebtedness, or Lessee shall default in the performance of any other term, agreement, or condition contained in any agreement or instrument under or by which any such obligation is created, evidenced or secured, if the effect of such default is to cause or permit such obligation to become due prior to its stated maturity; or

      (iv) any event of default or termination event, howsoever described, occurs under the Other Agreements; or

(f) Approvals: any consent, authorization, license, certificate or approval of or registration with or declaration to any Government Entity in connection with this Agreement (including, without limitation): -

      (i) any authorization required by Lessee to obtain and transfer freely Dollars (or any other relevant currency) out of any relevant country; or

      (ii) required by Lessee to authorize, or in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by Lessee of its obligations under this Agreement; or

      (iii) the registration of the Aircraft; or

      (iv) any airline license or air transport license including, without limitation, authority to operate the Aircraft under FAR Part 121 and a Certificate of Public Convenience and Necessity issued under
            Section 41102 of Title 49 of the United States Code;

      is modified in a manner unacceptable to Lessor or is withheld, or is revoked, suspended, canceled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force; or

(g)   Bankruptcy, etc:

      (i) Lessee or any Subsidiary consents to the appointment of a custodian, receiver, trustee or liquidator of itself or all or any material part of Lessee's property or Lessee's consolidated property, or Lessee or any Subsidiary admits in writing its inability to, or is unable to, or does not, pay its debts generally as they come due, or makes a general assignment for the benefit of creditors, or Lessee or any Subsidiary files a voluntary petition in bankruptcy or a voluntary petition seeking reorganization in a proceeding under any bankruptcy or insolvency Laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Lessee or any Subsidiary in any such proceeding, or Lessee or any Subsidiary by voluntary petition, answer or consent seeks relief under the provisions of any other bankruptcy, insolvency or other similar Law providing for the reorganization or winding-up of corporations, or provides for an agreement, composition, extension or adjustment with its creditors, or any corporate action (including, without limitation, any board of directors or shareholder action) is taken by Lessee or any Subsidiary in furtherance of any of the foregoing, whether or not the same is fully effected or accomplished; or

      (ii) an order, judgment or decree is entered by any court appointing, without the consent of Lessee or any of its Subsidiaries, a custodian, receiver, trustee or liquidator of Lessee or any Subsidiary, or of all or any material part of Lessee's property or Lessee's consolidated property is sequestered, and any such order, judgment or decree of appointment or sequestration remains in effect, undismissed, unstayed or unvacated for a period of 30 days after the date of entry thereof or at any time an order for relief is granted; or

      (iii) an involuntary petition against Lessee or any Subsidiary in a proceeding under the United States Federal Bankruptcy Laws or other insolvency Laws (as now or hereafter in effect) is filed and is not withdrawn or dismissed within 30 days thereafter or at any time an order for relief is granted in such proceeding, or if, under the provisions of any Law providing for reorganization or winding-up of corporations which may apply to Lessee or any Subsidiary, any court of competent jurisdiction assumes jurisdiction over, or custody or control of, Lessee or any Subsidiary or of all or any material part of Lessee's property, or Lessee's consolidated property and such jurisdiction, custody or control remains in effect, unrelinquished, unstayed or unterminated for a period of 30 days or at any time an order for relief is granted in such proceeding; or

(h) Unlawful: it becomes unlawful for Lessee to perform any of its obligations under this Agreement or this Agreement becomes wholly or partly invalid or unenforceable; or

(i) Suspension of Business: Lessee or any of its Subsidiaries suspends or ceases or threatens to suspend or cease to carry on all or a substantial part of its business; or

(j) Disposal: Lessee or any of its Subsidiaries disposes, conveys or transfers or threatens to dispose, convey or transfer of all or a material part of its assets, liquidates or dissolves or consolidates or merges with any other Person whether by one or a series of transactions, related or not, other than for the purpose of a reorganization of the terms of which have received the previous consent in writing of Lessor; or

(k) Rights and Remedies: the existence, validity, enforceability or priority of the rights of Owner as owner and the rights of Lessor as lessor in respect of the Aircraft or the rights of Owner as assignee of this Agreement or Trustee as assignee under the Trustee Assignment are challenged by Lessee or any other person claiming by or through Lessee; or

(l) Delivery: Lessee fails to timely comply with its obligations under Clause 4 to accept delivery of the Aircraft; or

(m) Ownership, Security Interests and Related Matters: Lessee fails to timely comply with its obligations under Clause 8.7; or

(n) Transfer: Lessee makes or permits any assignment or transfer of this Agreement, or any interest herein, or of the right to possession of the Aircraft, the Airframe, or any Engine; or

(o) Redelivery: Lessee fails to return the Aircraft to Lessor on the Expiry Date in accordance with Clause 12.

(p) Adverse Change: any event or series of events occurs which, in the reasonable opinion of Lessor might have a material adverse effect on the financial condition or operations of Lessee and its Subsidiaries or on the ability of Lessee to comply with its obligations under this Agreement; or

13.2 Rights: If an Event of Default occurs, Lessor may at its option (and without prejudice to any of its other rights under this Agreement), at any time thereafter (without notice to Lessee except as required under applicable Law):-

(a) by notice to Lessee and with immediate effect on dispatch of such notice terminate the letting of the Aircraft (but without prejudice to the continuing obligations of Lessee under this Agreement), whereupon all rights of Lessee under this Agreement shall cease; and/or

(b) proceed by appropriate court action or actions to enforce performance of this Agreement, including, without limitation, the payment of all Rent and all other amounts payable to Lessor or any Indemnitee pursuant to the terms hereof; and/or

(c) proceed by appropriate court action or actions to recover damages for the breach of this Agreement which shall include, without limitation: -

      (i) all Rent and other amounts which are or become due and payable hereunder prior to the date Lessor recovers possession of the Aircraft ;

      (ii) at Lessor's election, either one of the amounts determined pursuant to Clause 13.2(e) or Clause 13.2(f) below or any lost profits suffered by Lessor as a consequence of Lessor's inability to place the Aircraft with another lessee on financial terms that are as favorable to Lessor as the terms of this Agreement;

      (iii) all costs associated with Lessor's exercise of its remedies hereunder, including, but not limited to, repossession costs, legal fees, Aircraft storage costs, Aircraft re-lease or sale costs and Lessor's internal costs and expenses (including the cost of personnel time calculated based upon the compensation paid to the individuals involved on an annual basis and a general Lessor overhead allocation);

      (iv) any loss, premium, penalty or expense which may be incurred in repaying funds raised to finance the Aircraft or in unwinding any financial instrument relating in whole or in part to Lessor's financing of the Aircraft;

      (v) any loss, cost, expense or liability sustained by Lessor due to Lessee's failure to redeliver the Aircraft in the condition required by this Agreement; and

      (vi) any other losses (including lost profits), damage, expense, cost or liability which Lessor suffers or incurs as a result of the Event of Default and/or termination of this Agreement, including an amount sufficient to fully compensate Lessor for any loss of or damage to Lessors residual interest in the Aircraft caused by Lessee's default; and/or

(d)   either: -

      (i) enter upon the premises where all or any part of the Aircraft is located and take immediate possession of and, at Lessor's sole option, remove the same (and/or any engine which is not an Engine but which is installed on the Airframe, subject to the rights of the owner, lessor or secured party thereof) or cause it to be redelivered to Lessor at a location in the United States identified by Lessor (or such other location as Lessor may require) (the "Return Location"), by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession whether for the restoration of damage to property, or otherwise, caused by such entry or taking, except damages caused by gross negligence or willful misconduct; and Lessor is hereby irrevocably, by way of security for Lessee's obligations under this Agreement, appointed attorney for Lessee in causing the redelivery or in directing the pilots of Lessee or other pilots to fly the Aircraft to that airport and will have all the powers and authorizations necessary for taking that action; or

      (ii) by serving notice require Lessee to redeliver the Aircraft to Lessor at Shannon International Airport, Ireland (or such other location as Lessor may require); and/or

(e) sell at private or public sale, as Lessor may determine, or hold, use, operate or lease to others the Aircraft as Lessor in its sole discretion may determine, all free and clear of any rights of Lessee; and/or

(f) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a), paragraph (b), paragraph (c), paragraph (d), or paragraph (e) of this Clause 13.2, Lessor, by 30 days written notice to Lessee specifying a payment date, may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of bargain and not as a penalty (in lieu of the Rent due for the period commencing after the date specified for payment in such notice), any unpaid Rent for the Aircraft and other amounts owing under this Agreement (prorated in the case of Rent on a daily basis) to and including the payment date specified in such notice, plus the amount, if any, by which the aggregate Rent for the remainder of the Term (determined without reference to any right of Lessor to terminate the leasing of the Aircraft, whether or not such right is exercised), discounted periodically (equal to installment frequency) to present worth at the interest rate of 4 percent (4%) per annum, exceeds the fair market rental value (determined pursuant to the Appraisal Procedure) of the Aircraft for the remainder of the Term, after discounting such fair market rental value periodically (equal to installment frequency) to present worth as of the payment date specified in such notice at the interest rate of 4 percent (4%) per annum; and/or

(g) In the event that Lessor, pursuant to Clause 13.2(e) above, shall have relet the Aircraft under a lease which extends at least to the date upon which the Term for the Aircraft would have expired but for Lessee's default, Lessor, in lieu of exercising its rights under Clause 13.2(f) above with respect to the Aircraft, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay Lessor, as liquidated damages for loss of bargain and not as a penalty (in lieu of the Rent for the Aircraft due after the time of reletting) any unpaid Rent for the Aircraft due up to the date of reletting and any other amounts owing under this Agreement, plus the amount, if any, by which the aggregate Rent for the Aircraft, which would otherwise have become due over the remainder of the Term (determined without reference to any right of Lessor to terminate the leasing of the Aircraft, whether or not such right is exercised), discounted periodically (equal to installment frequency) to present worth as of the date of reletting at the interest rate of 4 percent (4%) per annum, exceeds the aggregate basic rental payments to become due under the reletting from the date of such reletting to the date upon which the Term for the Aircraft would have expired but for Lessee's default, discounted periodically (equal to installment frequency) to present worth as of the date of the reletting at the interest rate of 4 percent (4%) per annum; and/or

(h) in lieu of the remedies set forth in paragraphs (a), (c), (d), (e), (f), and (g) of this Clause 13.2, by 30 days written notice to Lessee specifying a payment date, Lessor may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor on the payment date specified in such notice as liquidated damages for loss of bargain and not as a penalty (in lieu of the Rent due for the period commencing after the date specified for payment in such notice), any unpaid Rent for the Aircraft and other amounts payable under this Agreement (prorated in the case of Rent on a daily basis) to and including the payment date specified in such notice, plus an amount equaling the aggregate Rent for the remainder of the Term, discounted periodically (equal to installment frequency) to present worth at the interest rate of 4 per cent (4%) per annum;

(i) draw upon the Deposit or the Maintenance Reserves and apply such amounts to amounts owing to Lessor hereunder.

      Lessee, for itself and for its successors and assigns, hereby agrees that, to the extent now or hereafter permitted by applicable Law, notwithstanding any provision of the Federal Bankruptcy Code as amended from time to time, the title of Lessor to the Aircraft and any right of Lessor to take possession of the Aircraft in compliance with the provisions of this Agreement, in each case, upon the occurrence and continuance of an Event of Default, shall not be affected by the provisions of the Federal Bankruptcy Code, as amended from time to time.

      In addition to the foregoing, Lessee shall be liable for any and all unpaid Rent and other amounts payable under this Agreement during or after the exercise of any of the aforementioned remedies, together with interest on such unpaid amounts at the rate set forth in Clause 5.11, and until satisfaction of all of Lessee's obligations to Lessor hereunder and (on an After-Tax Basis) for all reasonable legal fees and other reasonable costs and expenses incurred by Lessor by reason of the occurrence of any Event of

      Default or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Aircraft in accordance with the terms of Clause 12 hereof or in placing the Aircraft in the condition and with airworthiness certification as required by such Clause.

      In effecting any repossession, Lessor and its representatives and agents, to the extent permitted by Law, shall: (i) have the right to enter upon any premises where it reasonably believes the Aircraft, the Airframe, an Engine or Part to be located; (ii) not be liable, in conversion or otherwise, for the taking of any personal property of Lessee which is in or attached to the Aircraft, the Airframe, an Engine or Part which is repossessed; provided, however, that Lessor shall return to Lessee all personal property of Lessee or its passengers which was on the Aircraft at the time Lessor re-takes possession of the Aircraft; (iii) not be liable or responsible, in any manner, for any inadvertent damage or injury to any of Lessee's property in repossessing and holding the Aircraft, the Airframe, an Engine or Part, except for that caused by or in connection with Lessor's gross negligence or willful acts; (iv) have the right to maintain possession of and dispose of the Aircraft, the Airframe, an Engine or Part on any premises owned by Lessee or under Lessee's control; and (v) have the right to obtain a key to any premises at which the Aircraft, the Airframe, an Engine or Part may be located from the landlord or owner thereof.

      If reasonably required by Lessor, Lessee, at its sole expense, shall assemble and make the Aircraft, the Airframe, an Engine or Part available at a place designated by Lessor in accordance with Clause 12 hereof. Lessee hereby agrees that, in the event of the return to or repossession by Lessor of the Aircraft, the Airframe, an Engine or Part, any rights in any warranty (express or implied) previously assigned to Lessee or otherwise held by Lessee shall without further act, notice or writing be assigned or reassigned to Lessor, if assignable. Lessee shall be liable to Lessor on an After-Tax Basis for all reasonable expenses, disbursements, costs and fees incurred in (i) repossessing, storing, preserving, shipping, maintaining, repairing and refurbishing the Aircraft, the Airframe, an Engine or Part to the condition required by Clause 12 hereof and (ii) preparing the Aircraft, the Airframe, an Engine or Part for sale or lease, advertising the sale or lease of the Aircraft, the Airframe, an Engine or Part and selling or releasing the Aircraft, the Airframe, an Engine or Part. Lessor is hereby authorized and instructed, at its option, to make reasonable expenditures which Lessor considers advisable to repair and restore the Aircraft, the Airframe, an Engine or Part to the condition required by Clause 12 hereof, all at Lessee's sole expense.

      At any public sale of the Aircraft, the Airframe, an Engine or Part pursuant to this Clause, Lessor may bid for and purchase such property and Lessee agrees that the amounts paid therefor shall be used in the computation contemplated herein.

      With the exception that the remedy in Clause 13.2(g) can be elected only if the remedy in Clause 13.2(f) is not elected and the remedy in Clause 13.2(h) can be elected only in lieu of all other remedies save the remedies in Clauses 13.2(b) and 13.2(i), no remedy referred to in this Clause 13 is intended to be exclusive, but, to the extent permissible hereunder or under applicable Law, each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at Law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies; provided, however, that nothing in this Clause 13 shall be construed to permit Lessor to obtain a duplicate recovery of any element of damages to which Lessor is entitled. No express or implied waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default.

13.3 Deregistration: If an Event of Default occurs, Lessor may sell or otherwise deal with the Aircraft free and clear of any leasehold or other interest of Lessee as if this Agreement had never been made and Lessee will at the request of Lessor take all steps necessary to effect (if applicable) deregistration of the Aircraft and its export from the country where the Aircraft is for the time being situated and any other steps necessary to enable the Aircraft to be redelivered to Lessor in accordance with this Agreement including without limitation execution and filing of a certificate or other instrument of lease termination with the Air Authority and; Lessee hereby irrevocably and by way of security for its obligations under this Agreement appoints (which appointment is coupled with an interest) Lessor as its attorney to execute and deliver any documentation and to do any act or thing required in connection with the foregoing.

14.   ASSIGNMENT

14.1 Lessee's Assignment: LESSEE WILL NOT ASSIGN, TRANSFER (VOLUNTARILY OR INVOLUNTARILY BY OPERATION OF LAW OR OTHERWISE) OR CREATE OR PERMIT TO EXIST ANY SECURITY INTEREST OVER, ANY OF ITS RIGHTS UNDER THIS AGREEMENT.

14.2 Lessor's Assignment: Lessor may assign or transfer all or any of its rights under this Agreement and in the Aircraft. In the case of an assignment other than by way of security, Lessor will be released from and will have no further obligation under this Agreement following the assignment of all its rights under this Agreement and the assumption by the assignee or transferee of all of Lessor's obligations under this Agreement. Notwithstanding any such assignment, Lessor will remain entitled to the benefit of each indemnity and the liability insurances effected under this Agreement. Lessee will comply with all reasonable requests of Lessor, its successors and assigns in respect of any such assignment. Lessor will promptly notify Lessee of any assignment.

14.3 Transfer: If Lessor desires to effect any assignment or transfer of its rights and obligations under this Agreement, Lessee agrees to cooperate and take all such steps as Lessor may reasonably request to give the transferee the benefit of this Agreement and to acknowledge the release of Lessor from its obligations hereunder as of the time of such assignment or transfer.

15.   ILLEGALITY

      If it is or becomes unlawful in any jurisdiction for Lessor to give effect to any of its obligations as contemplated by this Agreement or to continue this Agreement, Lessor may by notice in writing to Lessee terminate the leasing of the Aircraft under this Agreement and Lessee will forthwith redeliver the Aircraft to Lessor in accordance with Clause 12. Without prejudice to the foregoing Lessor will consult in good faith with Lessee as to any steps which may be taken to restructure the transaction to avoid that unlawfulness but will be under no obligation to take any such steps.

15A   Lease Amendment

15A.1 As of, and with effect from, the Adjustment Date, this Agreement shall be amended by the incorporation herein of the amendments set out in Schedule 8 to this Agreement.

15A.2 Lessee will arrange to have original certificates of insurance and, if applicable, reinsurance and an undertaking or undertakings from the Lessee's insurance brokers in accordance with the provisions of this Agreement (as amended from the Adjustment Date in accordance with this Clause 15A) made available to Lessor on or before the Adjustment Date, provided that if original certificates and undertakings are not available on or before the Adjustment Date, Lessor will accept copies thereof.

15A.3 Without prejudice to the generality of Clause 8.10(b) of this Agreement, Lessee agrees to co-operate with Lessor in order to make any filing or registration or to modify any existing filing or registration with the Air Authority in order to reflect the release, on or after the Adjustment Date, of any security created or to be created by the Lessor and/or Owner.

15A.4 Except as expressly set forth in Schedule 8 the notification by the Lessor to the Lessee of the Adjustment Date shall not affect the rights and obligations of the Lessee under this Agreement.

16.   MISCELLANEOUS

16.1  Waivers, Remedies Cumulative: The rights of Lessor under this Agreement:-

      (i)   may be exercised as often as necessary;

      (ii)  are cumulative and not exclusive of its rights under any Law; and

      (iii)  may be waived only in writing and specifically.

      Delay in exercising or non-exercise of any such right will not constitute a waiver of that right.

16.2 Delegation: Lessor may delegate to any person or persons all or any of the trusts, powers or discretions vested in it by these presents and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as Lessor in its absolute discretion thinks fit.

16.3 Certificates: Save where expressly provided in this Agreement, any certificate or determination by Lessor as to any rate of interest or as to any other amount payable under this Agreement will, in the absence of manifest error, be conclusive and binding on Lessee.

16.4 Appropriation: If any sum paid or recovered in respect of the liabilities of Lessee under this Agreement is less than the amount then due, Lessor may apply that sum to amounts due under this Agreement in such proportions and order and generally in such manner as Lessor may determine at its sole discretion.

16.5  Currency:

      Lessee acknowledges that the specification of Dollars in this Agreement is of the essence and that Dollars shall be the currency of account in any and all events. Lessee waives any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than Dollars.

16.6 Set-off: Lessor may set off any matured obligation owed by Lessee under this Agreement, the Other Agreements to which Lessor is a party or under any other agreement between Lessor (or any affiliate or associate of Lessor) and Lessee (to the extent beneficially owned by Lessor) against any obligation (whether or not matured) owed by Lessor to Lessee, regardless of the place of payment or currency. If the obligations are in different currencies, Lessor may convert either obligation at the market rate of exchange available in New York or at its option London for the purpose of the set-off. If an obligation is unascertained or unliquidated, Lessor may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained or liquidated. Lessor will not be obliged to pay any amounts to Lessee under this Agreement so long as any sums which are then due from Lessee under this Agreement, the Other Agreements or under any other agreement between Lessor (or any affiliate or associate of Lessor) and Lessee remain unpaid and any such amounts which would otherwise be due will fall due only if and when Lessee has paid all such sums except to the extent Lessor otherwise agrees or sets off such amounts against such payment pursuant to the foregoing.

16.7 Severability: If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:-

(a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b) the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

16.8 Remedy: If Lessee fails to comply with any provision of this Agreement, Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat the non-compliance as a Default or an Event of Default, effect compliance on behalf of Lessee, whereupon Lessee shall become liable to pay immediately any sums expended by Lessor together with all costs and expenses (including legal costs) in connection therewith.

16.9 Expenses: Whether or not the Aircraft is delivered to Lessee pursuant to this Agreement, Lessee will pay to Lessor on an After-Tax Basis on demand:-

      (a) all costs associated with perfecting the Owner's, the Trustee's, the Banks and/or the Lessor's rights in the Aircraft and/or this Agreement in the State of Registration, the Habitual Base of the Aircraft (and other states as appropriate given the operation of the Aircraft), including (but not limited to) the provision of legal opinions, tax advice, stamp duties, translations and registrations, whether required by Lessor or Lessee.

      (b) all expenses (including legal, professional, and out-of-pocket expenses) incurred or payable by Lessor related to any amendment to or extension of or other documentation in connection with, or the granting of any waiver or consent under this Agreement requested by Lessee or the monitoring of compliance by Lessee with this Agreement; and

      (c) all expenses (including legal, survey and other costs) payable or incurred by Lessor in contemplation of, or otherwise in connection with, the enforcement of or preservation of any of Lessor's or Owner's rights under this Agreement, or in respect of the repossession of the Aircraft.

      All expenses payable pursuant to this Clause 16.9 will be paid in the currency in which they are incurred by Lessor.

16.10 Time of Essence: The time stipulated in this Agreement for all payments payable by Lessee to Lessor and the prompt, punctual and performance of Lessee's other obligations under this Agreement are of the essence of this Agreement.

16.11 Notices: All notices under, or in connection with, this Agreement will, unless otherwise stated, be given in writing by letter, facsimile or SITA. Any such notice is deemed effectively to be given as follows:-

      (i) if by letter, on the earlier of the date when delivered or the 7th day after dispatch;

      (ii) if by facsimile or SITA, when transmitted and full transmission has been separately notified by telephone by the transmitting party.

      The address, telex numbers, SITA, facsimile and telephone numbers of Lessee, Lessor and Owner are as follows:-

Lessee:                                 Address:   12015 East 46th Avenue
                                                   Denver, Colorado 80239
                                                   United States of America
                                        Attn:      General Counsel
                                        SITA:      DENGAF9
                                        Facsimile: (303) 371-7007
                                        Telephone: (303) 371-7400

Lessor:                                 Address:   GPA House,
                                                   Shannon,
                                                   Co. Clare,
                                                   Ireland.
                                        Attn:      Company Secretary
                                        SITA:      SNNGAEI
                                        Facsimile: 353-61-360888
                                        Telephone: 353-61-360000

      Owner:                            Address:        GPA House,
                                                        Shannon,
                                                        Co. Clare,
                                                        Ireland.
                                        Attn:           Company Secretary
                                        SITA:           SNNGAEI
                                        Facsimile:      353-61-360888
                                        Telephone:      353-61-360000

16.12 Governing Law and Jurisdiction:

(a) THIS AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS IN ALL RESPECTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE GOVERNING LAW (WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES);

(b) For the benefit of Lessor, Lessee agrees that the courts of the United States District Court for the Northern District of California and any California state court sitting in the City of San Francisco, California are to have nonexclusive jurisdiction to settle any disputes arising out of or relating to this Agreement and the other Operative Documents and submits itself and its property to the nonexclusive jurisdiction of the foregoing courts with respect to such disputes;

(c)   Without prejudice to any other mode of service, Lessee: -

      (i) appoints The Prentice-Hall Corporation System, Inc., 1455 Response Road, Suite 250, Sacramento, California, 95815 as its agent for service of process relating to any proceedings before the California courts in connection with this Agreement and agrees to maintain the process agent in California notified to Lessor;

      (ii) agrees that failure by a process agent to notify Lessee of the process shall not invalidate the proceedings concerned;

      (iii) consents to the service of process relating to any such proceedings by prepaid mailing of a copy of the process to Lessee's agent at the address identified in paragraph (i) or by prepaid mailing by air mail, certified or registered mail of a copy of the process to Lessee at the address set forth in Clause 16.11;

(d)   LESSEE: -

      (i) WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY OBJECTION WHICH LESSEE MAY NOW OR HEREAFTER HAVE TO THE COURTS REFERRED TO IN CLAUSE 16.12(b) ABOVE ON GROUNDS OF INCONVENIENT FORUM OR OTHERWISE AS

            REGARDS PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS;

      (ii) WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY OBJECTION WHICH LESSEE MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR THE OTHER OPERATIVE DOCUMENTS BROUGHT IN THE COURTS REFERRED TO IN CLAUSE 16.12(b);

      (iii) AGREES THAT A JUDGMENT OR ORDER OF ANY COURT REFERRED TO IN CLAUSE 16.12(b) IN CONNECTION WITH THIS AGREEMENT AND/OR ANY OF THE OTHER OPERATIVE DOCUMENTS IS CONCLUSIVE AND BINDING ON IT AND MAY BE ENFORCED AGAINST IT IN THE COURTS OF ANY OTHER JURISDICTION;

(e) NOTHING IN THIS CLAUSE 16.12 LIMITS THE RIGHT OF LESSOR TO BRING PROCEEDINGS AGAINST LESSEE IN CONNECTION WITH THIS AGREEMENT AND/OR ANY OF THE OTHER OPERATIVE DOCUMENTS: -

      (i)   IN ANY OTHER COURT OF COMPETENT JURISDICTION; OR

      (ii)  CONCURRENTLY IN MORE THAN ONE JURISDICTION;

(f)   LESSEE IRREVOCABLY AND UNCONDITIONALLY: -

      (i) AGREES THAT IF LESSOR BRINGS LEGAL PROCEEDINGS AGAINST IT OR ITS ASSETS IN RELATION TO THIS AGREEMENT AND/OR ANY OF THE OTHER OPERATIVE DOCUMENTS NO IMMUNITY FROM SUCH LEGAL PROCEEDINGS (WHICH WILL BE DEEMED TO INCLUDE WITHOUT LIMITATION, SUIT, ATTACHMENT PRIOR TO JUDGMENT, OTHER ATTACHMENT, THE OBTAINING OF JUDGMENT, EXECUTION OR OTHER ENFORCEMENT) WILL BE CLAIMED BY OR ON BEHALF OF ITSELF OR WITH RESPECT TO ITS ASSETS;

      (ii) WAIVES ANY SUCH RIGHT OF IMMUNITY WHICH IT OR ITS ASSETS NOW HAS OR MAY IN THE FUTURE ACQUIRE;

      (iii) CONSENTS GENERALLY IN RESPECT OF ANY SUCH PROCEEDINGS TO THE GIVING OF ANY RELIEF OR THE ISSUE OF ANY PROCESS IN CONNECTION WITH SUCH PROCEEDINGS INCLUDING, WITHOUT LIMITATION, THE MAKING, ENFORCEMENT OR EXECUTION AGAINST ANY PROPERTY WHATSOEVER (IRRESPECTIVE OF ITS USE OR INTENDED USE) OF ANY ORDER OR

            JUDGMENT WHICH MAY BE MADE OR GIVEN IN SUCH PROCEEDINGS.

16.13 Sole and Entire Agreement: This Agreement and the other Operative Documents are the sole and entire agreement between Lessor and Lessee in relation to the leasing of the Aircraft, and supersede all previous agreements in relation to that leasing.

16.14 Indemnities: All rights expressed to be granted to each Indemnitee under this Agreement (other than Lessor) are given to Lessor on behalf of that Indemnitee.

16.15 Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the extent, if any, that this Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no Security Interest in this Agreement may be created through the transfer or possession of any counterpart other than the counterpart that has been marked "Counterpart No. 1" on the cover page thereof.

16.16 Language: All notices to be given under this Agreement will be in English. All documents delivered to Lessor pursuant to this Agreement will be in English, or if not in English, will be accompanied by a certified English translation. If there is any inconsistency between the English version of this Agreement and any version in any other language, the English version will prevail.

16.17 No Brokers: Lessee hereby represents and warrants that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Agreement, to any employee of Lessor or to any person or entity in the State of Registration or elsewhere, except to Excluded Persons, as herein defined. Lessor hereby represents and warrants that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Agreement, to any employee of Lessee or to any person or entity in the State of Registration or elsewhere, except to Excluded Persons, as herein defined. For the purposes hereof, the term "Excluded Persons" shall mean (x) in the case of Lessor, any of its officers, directors, employees, attorneys or other professional advisors, whether located in the State of Registration or elsewhere, and (y) in the case of Lessee, any of its officers, directors, employees, attorneys or other professional advisors, whether located in the State of Registration or elsewhere. Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorneys' fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon this Agreement or the Operative Documents or the Aircraft, if such claim damage, cost or expense arises out of any action or alleged action by the indemnifying party, its employees or agents.

17.   DISCLAIMERS AND WAIVERS

17.1 Exclusion: THE AIRCRAFT IS TO BE LEASED AND DELIVERED HEREUNDER "AS IS, WHERE IS" AND LESSEE AGREES AND ACKNOWLEDGES THAT, SAVE AS EXPRESSLY STATED IN THIS AGREEMENT, LESSOR WILL HAVE NO LIABILITY IN RELATION TO, AND LESSOR HAS NOT AND WILL NOT BE DEEMED TO HAVE MADE OR GIVEN (WHETHER BY VIRTUE OF HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS AGREEMENT OR OTHERWISE), ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO, THE AIRCRAFT, INCLUDING BUT NOT LIMITED TO: -

(a) THE TITLE, DESCRIPTION, AIRWORTHINESS, COMPLIANCE WITH SPECIFICATIONS, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INFRINGEMENT OR THE LIKE, FITNESS FOR ANY PARTICULAR USE OR PURPOSE, VALUE, DURABILITY, CONDITION, OR DESIGN, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE) WITH RESPECT TO THE AIRCRAFT, ANY ENGINE OR ANY PART; OR

(b) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN CONTRACT OR IN TORT OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF LESSOR OR OTHERWISE; FOR: -

      (i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ENGINE OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH;

      (ii) THE USE OPERATION, OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO;

      (iii) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR CONSEQUENTIAL DAMAGES;

      (iv) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT, ANY ENGINE OR ANY PART; OR

      (v)   ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

17.2 Waiver: LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND THE LESSOR, ALL ITS RIGHTS IN RESPECT OF ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR AND ALL CLAIMS AGAINST LESSOR HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF THE POSSESSION, OPERATION OR PERFORMANCE OF THE AIRCRAFT, ANY ENGINE OR ANY PART OR THIS AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS EXCEPT TO THE EXTENT ARISING UNDER CLAUSE 2.4.

17.3 Disclaimer of Consequential Damages: LESSEE AGREES THAT IT SHALL NOT BE ENTITLED TO RECOVER, AND HEREBY DISCLAIMS AND WAIVES ANY RIGHT THAT IT MAY OTHERWISE HAVE TO RECOVER, CONSEQUENTIAL DAMAGES (AS SUCH TERM IS DEFINED IN SECTION 10520(B) OF THE CALIFORNIA UNIFORM COMMERCIAL CODE) AS A RESULT OF ANY BREACH OR ALLEGED BREACH BY LESSOR OF ANY OF THE AGREEMENTS, REPRESENTATIONS OR WARRANTIES OF LESSOR CONTAINED IN THIS AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS.

17.4 Confirmation: LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF THIS CLAUSE AND ACKNOWLEDGES THAT RENT AND OTHER AMOUNTS HAVE BEEN CALCULATED BASED ON ITS PROVISIONS.

18.   SECTION 1110

      Lessee acknowledges that Lessor would not have entered into this Agreement unless it had available to it the benefits of a lessor under Section 1110 of Title 11 of the United States Code. Lessee covenants and agrees with Lessor that to better ensure the availability of such benefits, Lessee shall support any motion, petition or application filed by Lessor with any bankruptcy court having jurisdiction over Lessee, whereby Lessor seeks recovery of possession of the Aircraft under said Section 1110 and shall not in any way oppose such action by Lessor unless Lessee shall have complied with the requirements of said Section 1110 to be fulfilled in order to entitle Lessee to continued use and possession of the Aircraft hereunder. In the event said Section 1110 is amended, or if it is repealed and another statute is enacted in lieu thereof, Lessor and Lessee agree to amend this Agreement and take such other action not inconsistent with this Agreement as Lessor reasonably deems necessary so as to afford to Lessor the rights and benefits as such amended or substituted statute confers upon owners and lessors of aircraft similarly situated to Lessor.

19. USURY LAWS: The parties intend to contract in strict compliance with the usury Laws of the States of California and Colorado and, to the extent applicable, the United States of America. Notwithstanding anything to the contrary in the Operative Documents, Lessee will not be obligated to pay any interest in excess of the maximum non-usurious interest rate, as in effect from time to time, which may by applicable Law be charged, contracted for, reserved, received or collected by Lessor in connection with the Operative Documents. During any period of time in which the then-applicable highest lawful rate is lower than the rate specified in Clauses
      5.11 or 13.2, interest will accrue and be payable at such highest lawful rate; however, if at later times such highest lawful rate is greater than the rate specified in Clauses 5.11 or 13.2, then Lessee will pay interest at the highest lawful rate until the aggregate amount of interest paid by Lessee equals the amount of interest that would have been payable in accordance with the interest rate specified in Clauses 5.11 or 13.2.

20.   MODIFICATION OR REVISION:

      Neither this Agreement nor any term of this Agreement may be modified, rescinded, changed waived, discharged or terminated except by a writing signed by the party to be charged. Lessor and Lessee acknowledge their agreement to the provision of this Clause 20 by their initials below:-

      LESSOR: /s/ Patricia Harwey        LESSEE: /s/ (Signature)
              ---------------------              -----------------------

21. IN WITNESS whereof the parties hereto have executed this Agreement on the date shown at the beginning of this Agreement.

      WITNESS  SIGNED on behalf of GPA II LIMITED


                    By:  /s/ Patricia Harwey
                       --------------------------------

                    Name:  Patricia Harwey
                         ------------------------------

                    Title:  Attorney-in-fact
                          -----------------------------

      WITNESS  SIGNED on behalf of FRONTIER AIRLINES, INC.


                    By:  /s/ William B. Durlin
                       --------------------------------

                    Name:  William B. Durlin
                         ------------------------------

                    Title:  Vice President
                          -----------------------------

                                  SCHEDULE 1


                                    PART 1

                            DESCRIPTION OF AIRCRAFT


AIRCRAFT
- --------

MANUFACTURER:      Boeing

MODEL:             737-300

SERIAL NUMBER:     23177

ENGINES
- -------

ENGINE TYPE:       CFM-56-3B1

SERIAL NOS:        SN 721185;     SN 720381

On the Delivery Date the Aircraft shall be in the following condition:-

(a) the Airframe will be ex a block "D" Check in accordance with Boeing Maintenance Planning Document ("MPD");

(b) each Engine shall have not less than 3,500 Cycles to next scheduled life limited part replacement;

(c)  all logos shall be deleted from the Aircraft;

(d) components shall have not less than 12 months, 3,000 Flight Hours and Cycles, or 100% of their approved life remaining, whichever is less in accordance with the Previous Operator's Maintenance Program;

(e)  have had accomplished all outstanding (i.e. at or prior to the Delivery
     Date) mandatory inspection and modification requirements, airworthiness directives and similar requirements applicable to the Aircraft, any Engine or Part having a compliance date prior to the Delivery Date or within 180 days after the Delivery Date and which are required by the Air Authority, and/or the FAA and/or mandated by any manufacturer of the Aircraft, any Engine or Part;

(f) shall have no open, deferred, continued, carryover or placarded log book items; and

[(g) equipped for operation under FAR Part 121 in accordance with the Previous
     Operator's commercial service.]

                                     PART 2

                               AIRCRAFT DOCUMENTS

                              [SHANNON PREPARING]

[Such documents as shall be agreed between Lessor and Lessee prior to the Delivery Date?]

                                  SCHEDULE 2


                           CERTIFICATE OF ACCEPTANCE

This Certificate of Acceptance is delivered, on the date set out below by Frontier Airlines, Inc. ("Lessee"), to GPA II Limited ("Lessor"), pursuant to the Aircraft Lease Agreement dated as of the 20th of October 1995 between Lessor and Lessee (the "Agreement"). The capitalized terms used in this Certificate shall have the meaning given to such terms in the Agreement.

1.    DETAILS OF ACCEPTANCE

      Lessee hereby confirms to Lessor that Lessee has at [ ] o'clock on this [ ] day of [ ], 199[ ], at [ ], accepted the following, in accordance with the provisions of the Agreement:

(a)   Boeing Model 737-300 airframe, Manufacturer's Serial No. 23177;

(b)   CFM-56-3B1 Engines: -

      Engine Manufacturer's Serial Nos.

      1)

      2)

      (Each of which shall have more than 750 rated takeoff horsepower or the equivalent of such horsepower);

(c)   Fuel Status:  Kilos [      ];

(d) Loose Equipment Check List: as per list signed by Lessor and Lessee and attached hereto; and

(e) Aircraft Documents: as per list signed by Lessor and Lessee and attached hereto.

2.   HOURS AND CYCLES DATA (as of Delivery Date)

(a)  Airframe:
     ---------

     Number of Hours since last phase "D" Check (Heaviest Check):  ______ hours
     -----------------------------------------------------------

     "C" Check (or Equivalent):
     -------------------------

          Interval:  ___________________________

          Time Since:  _______________________

(b)  Landing Gear Overhaul:
     ---------------------

     Number of Cycles Since Last Overhaul:

          Left Gear __________________________ cycles

          Right Gear _________________________ cycles

          Nose Gear _________________________ cycles

          Center Gear ________________________ cycles

     Interval: Left Gear _________________________

          Right Gear _________________________

          Nose Gear _________________________

          Center Gear ________________________

(c)  Engines:
     -------

     Number of Hours Since Last Heavy Shop Visit:

          S/N ___________:______ hours

          S/N ___________:______ hours

     Number of Hours Since Last Hot Section Refurbishment:

          S/N ___________:______ hours

          S/N ___________:______ hours

     Number of Hours Since Last Cold Section Refurbishment:

          S/N ___________:______ hours

            S/N ___________:______ hours

     Hot Section Inspection:

          Interval: ___________________________

          Time Since (S/N ______________): __________________________

          Time Since (S/N ______________): __________________________

     Time Remaining to First Restriction:

     Engine S/N: __________

           Hours:__________    Restriction:   _______

          Cycles:__________    Restriction:   _______

     Engine S/N: __________

           Hours:__________    Restriction:   _______

          Cycles:__________    Restriction:   _______

     Average Cycles in Life Limited Parts (see attached Schedule):_________

(d)  Auxiliary Power Unit:
     --------------------

     Number of APU Hours Since Last Heavy Shop Visit:

          __________ hours     Date accomplished __________

     Hot Section Inspection:

          Interval:    ________________________

          Time Since:  ________________________

(e)  Time Controlled Components:    [See attached DUJX Report]
     --------------------------

(f)  Fuel on Board on Inspection Date:   ________________________
     --------------------------------

(g)  Interior Equipment:
     ------------------

     Number of Passenger Seats and Configuration:_______________

     ____________________

     Number of Galleys and Location:  _________          _______

     Number of Lavatories and Location: _________   __________

     LOPA - Attached                    _________   __________

     List of Loose Equipment on Board:

     ____________________________________________   _________________

     ____________________________________________   _________________

     ____________________________________________   _________________

     ____________________________________________   _________________

     ____________________________________________   _________________

     ____________________________________________   _________________


(h)  Avionics:
     --------

     Description                            Model           Part No.
     -----------                            -----           --------

     __________________________________     ____________    _____________

     __________________________________     ____________    _____________

     __________________________________     ____________    _____________

     __________________________________     ____________    _____________

     __________________________________     ____________    _____________

     __________________________________     ____________    _____________

3.   ACCEPTANCE:

     The undersigned hereby confirms that the Aircraft, Engines, Parts and Aircraft Documents are acceptable to it, satisfy all of the Delivery Condition Requirements and are in the condition for delivery to and acceptance by Lessee as required under the Agreement. Lessee's execution and delivery of this certificate signifies Lessee's absolute and irrevocable acceptance of delivery of the Aircraft to it for all purposes hereof and of the Agreement.

     IN WITNESS WHEREOF, Lessee has, by its duly authorized representative, executed this Certificate on the date in paragraph 1 above.


     LESSEE: FRONTIER AIRLINES, INC.

     By:  _________________________

     Title:  ______________________

                                  SCHEDULE 3


                       OPERATING CONDITION AT REDELIVERY


      On the Expiry Date the Aircraft, subject to fair wear and tear generally, will be in the condition set out below:-

1.    GENERAL CONDITION

      The Aircraft will:-

(a) be in the same configuration as on the Delivery Date or as reasonably requested by Lessor;

(b)   be clean by airline standards;

(c) have installed the full complement of engines and other equipment, parts and accessories as is normally installed in the Aircraft and the loose equipment as was installed in the Aircraft at the time of Delivery, and be in a condition suitable for immediate operation in commercial service;

(d) have in existence a valid certificate of airworthiness (or if required by Lessor, a valid export certificate of airworthiness) with respect to the Aircraft issued by the Air Authority;

(e)   comply with the manufacturer's original specifications;

(f) have undergone, immediately prior to redelivery, a block 'C' Check so that all Airframe inspections falling due within the next following 3,000 Flight Hours, 3,000 Cycles or the first 12 months of operation in accordance with the Agreed Maintenance Program, have been accomplished;

(g)   have had accomplished all outstanding (i.e. at or prior to the Expiry
      Date) mandatory inspection and modification requirements, airworthiness directives and similar requirements applicable to the Aircraft, any Engine or Port having a compliance date during the Term or within 180 days after the Expiry Date and which are required by the Air Authority, and/or the FAA and/or mandated by any manufacturer of the Aircraft, any Engine or Part;

(h) have installed all applicable vendor's and manufacturer's service bulletin kits received free of charge by Lessee that are appropriate for the Aircraft and to the extent not installed, those kits will be furnished free of charge to Lessor;

(i)   be in the Lessee's external livery, logos deleted; and

(j)   have all signs and decals clean, secure and legible.

(k) shall have no open, deferred, continued, carryover or placarded log book items.

2.    COMPONENTS

(a) Each life-limited component (other than the APU) shall have not less than 3,000 Flight Hours and Cycles or 100% of their approved life remaining (whichever is less) to the next scheduled removal, in accordance with the Agreed Maintenance Program;

(b) Each calendar-limited component will have not less than 12 months life remaining to the next scheduled removal in accordance with the Agreed Maintenance Program;

(c) Each "on-condition" and "condition monitored" component will be serviceable;

(d) The APU will have not more than 2,000 Flight Hours since the last hot section refurbishment and shall be free of any defects as determined by manufacturer limits; and

(e) The installed components as a group will have an average of total flight time since new of not more than that of the Airframe.

3.    ENGINES

      Each Engine will be installed on the Aircraft and if not the engines installed on the Delivery Date will be accompanied by all documentation Lessor may require to evidence that title thereto is properly vested in Owner and will:-

(a) have not less than 3,500 Cycles to next scheduled life limited part replacement and have an expected on-wing remaining life of 3,500 Cycles. The expected life remaining will be determined by the inspection and checks accomplished by Lessor in accordance with this Agreement;

(b) not be "on watch". (For purposes of the Agreement "on watch" shall mean any maintenance condition that would require an Engine removal and/or reinspection or airworthiness directive action that would require an Engine removal within 3,500 Cycles of the Expiry Date); and

(c) be in a condition which can operate at maximum rated take off power at sea level at a temperature of 45(degrees)C.

4.    FUSELAGE, WINDOWS AND DOORS

(a) The fuselage will be free of major dents and abrasions, temporary repairs, and loose or pulled or missing rivets and any patches installed shall be in accordance with the manufacturers approved data for permanent repair;

(b) Windows will be free of delamination, blemishes, crazing and will be properly sealed; and

(c) Doors will be free moving, correctly rigged and be fitted with serviceable seals.

5.    WINGS AND EMPENNAGE

(a)   Leading edges will be free from damage;

(b)   Control surfaces will be waxed and polished;

(c)   Unpainted cowlings and fairings will be polished; and

(d)   Wings will be free of fuel leaks.

6.    INTERIOR

(a) Ceilings, sidewalls and bulkhead panels will be clean and free of cracks and stains;

(b) Carpets and seat covers will be in good condition, clean and free of stains and meet FAR fire resistance regulations;

(c)   Seats will be serviceable, in good condition and repainted as necessary;
      and

(d) Emergency equipment having a calendar life will have a minimum of 1 year or 100% of its total approved life, whichever is less, remaining.

7.    COCKPIT

(a) Fairing panels shall be free of stains and cracks, will be clean secure and repainted as necessary;

(b)   Floor coverings will be clean and effectively sealed;

(c) Seat covers will be in good condition, clean and free of stains and will conform to FAR fire resistance regulation; and

(d) Seats will be serviceable, in good condition and will be repainted as necessary.

8.    CARGO COMPARTMENTS

(a)   Panels will be in good condition; and

(b)   Nets will be in good condition.

9.    LANDING GEAR

      The landing gear and wheel wells will be clean, free of leaks and repaired as necessary. Wheels and brakes shall be in a half life condition or better.

10.   CORROSION

(a) The Aircraft will have been inspected and treated with respect to corrosion as defined in the Agreed Maintenance Program;

(b) The entire fuselage will be substantially free from corrosion and will be adequately treated and an approved corrosion prevention program will be in operation; and

(c) Fuel tanks will be free from contamination and corrosion and a tank treatment program will be in operation.

                                  SCHEDULE 4


                            INSURANCE REQUIREMENTS

      The Insurances required to be maintained are as follows:-

(a) HULL ALL RISKS of Loss or Damage whilst flying and on the ground with respect to the Aircraft on an "agreed value basis" for the Agreed Value and with a deductible not exceeding $250,000, or such other amount agreed by Lessor from time to time;

(b) [HULL WAR AND ALLIED PERILS, being such risks excluded from the Hull All Risks Policy to the fullest extent available from the leading international insurance markets including confiscation and requisition by the State of Registration for the Agreed Value, however, when the Aircraft is being operated solely in or over the United States of America and/or Canada, coverage may be limited to such perils as are customarily insured by comparable airlines, operating similar equipment in similar circumstances;]

(c) ALL RISKS (INCLUDING WAR AND ALLIED RISK except when on the ground or in transit other than by air) property insurance on all Engines and Parts when not installed on the Aircraft on an "agreed value" basis for their full replacement value and including engine test and running risks;

(d) AIRCRAFT THIRD PARTY, PROPERTY DAMAGE, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS) LEGAL LIABILITY for a Combined Single Limit (Bodily Injury/Property Damage) of an amount not less than the Minimum Liability Coverage for the time being any one occurrence (but in respect of products and personal injury liability this limit may be an aggregate limit for any and all losses occurring during the currency of the policy). [War and Allied Risks are also to be covered under the Policy in line with prudent market practice for comparable airlines, operating similar equipment in similar circumstances (AVN52C is the current market language)];

(e) All required hull and spares insurance (as specified above), so far as it relates to the Aircraft will: -

      (i) name Lessor, Owner, Trustee and their respective successors and assigns as additional assureds for their respective rights and interests, warranted, each as to itself only, no operational interest;

      (ii) provide that any loss will be settled jointly with Lessor and Lessee, subject to final prior approval of Security Agent and will be payable in Dollars to Security Agent, for the account of all interests except where the loss does not exceed the Damage Notification Threshold, and neither Lessor nor Security Agent has notified the insurers to the contrary, in which case the loss will be settled with and paid to Lessee;

      (iii) include a notice and/or acknowledgment of assignment (relating to the assignment of Lessor's interest in the Insurances to Trustee) in a form acceptable to Lessor;

      (iv) if separate Hull "all risks" and "war risks" insurances are arranged, include a 50/50 provision in accordance with market practice (AVS. 103 is the current market language);

      (v) confirm that the insurers are not entitled to replace the Aircraft in the event of an insured Event of Loss;

      (vi) confirm that the insurers will not obtain a valid discharge of the obligations under the Insurances by payment to the broker, notwithstanding market practice to the contrary;

(f)   All required liability insurances (specified above) will:-

      (i) include Lessor, Owner, the Trustee GECASI, GECASL, and their respective successors and assigns and their respective shareholders, subsidiaries, directors, officers, agents, employees and indemnitees as additional insureds for their respective rights and interests, warranted, each as to itself only, no operational interest;

      (ii) include a Severability of Interest Clause which provides that the insurance, except for the limit of liability, will operate to give each assured the same protection as if there was a separate policy issued to each assured;

      (iii) contain a provision confirming that the policy is primary without right of contribution and the liability of the insurers will not be affected by any other insurance of which Lessor, Owner, Trustee or Lessee have the benefit so as to reduce the amount payable to the additional insureds under such policies;

(g)  All Insurances will:-

     (i) be in accordance with normal industry practice of persons operating similar aircraft in similar circumstances;

     (ii) provide cover denominated in Dollars and any other currencies which Lessor may reasonably require in relation to liability insurance;

     (iii) operate on a worldwide basis subject to such limitations and exclusions as Lessor may agree;

     (iv) acknowledge the insurer is aware (and has seen a copy) of this Agreement and that the Aircraft is owned by Owner and is subject to the Head Lease and that the Insurances are subject to a security assignment in favor of Owner;

     (v) provide that, in relation to the interests of each of the additional assureds the Insurances will not be invalidated by any act or omission by Lessee, or any other person other than the respective additional assured seeking protection and shall insure the interests of each of the additional assureds regardless of any breach or violation by Lessee, or any other person other than the respective additional assured seeking protection of any warranty, declaration or condition, contained in such Insurances;

     (vi) provide that the insurers will hold harmless and waive any rights of recourse and/or subrogation against the additional assureds, including GECASI and GECASL or to be subrogated to any rights of Trustee against Lessor, Owner, GECASI, GECASL or Lessee;

     (vii) provide that the additional assureds will have no obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should any of them elect so to do) and that the insurers will not exercise any right of set-off or counter-claim in respect of any premium due against the respective interests of the additional assureds other than outstanding premiums relating to the Aircraft, any Engine or Part the subject of the relevant claim;

     (viii) provide that the Insurances will continue unaltered for the benefit of the additional assureds for at least 30 days after written notice by registered mail or telex of any cancellation, change, event of non-payment of premium or installment thereof has been sent to Lessor, Owner and Security Agent, except in the case of war risks for which 7 days (or such lesser period as is or may be customarily available in respect of war risks or allied perils) will be given, or in the case of war between the 5 great powers or nuclear peril for which termination is automatic;

     (ix) if reinsurance is a requirement of this Agreement such reinsurance will (i) be on the same terms as the original insurances and will include the provisions of this Schedule, (ii) provide that notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured that the reinsurers' liability will be to make such payments as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and (iii) contain a "cut-through" clause in the following form (or otherwise, satisfactory to Lessor): "The Reinsurers and the Reinsured hereby mutually agree that in the event of any claim arising under the reinsurances in respect of a total loss or other claim where as provided by the Aircraft Lease Agreement dated as of October 20, 1995 and made between GPA II Limited and Frontier Airlines, Inc. such claim is to be paid to the person named as sole loss payee under the primary insurances, the Reinsurers will in lieu of payment to the Reinsured, its successors in interest and assigns pay to the person named as sole loss payee under the primary insurances effected by the Reinsured that portion of any loss due for which the Reinsurers would otherwise be liable to pay the Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers will (to the extent of such payment) fully discharge and release the Reinsurers from any and all further liability in connection therewith"; subject to such provisions not contravening any law of the State of Incorporation;

      (x) contain a provision entitling Lessor, or any insured party to initiate a claim under any policy in the event of the refusal or failure of Lessee to do so; and

      (xi) accept and insure the indemnity provisions of this Agreement and of the Revolving Credit Agreement dated 13th September 1993 made between Lessor, Owner and certain banks as amended from time to time (Article 45.7) to the extent of the risks covered by the policies.

                                  SCHEDULE 5


                  ACKNOWLEDGMENTS IN CONNECTION WITH FINANCING


                                     PART 1


                              NOTICE OF ASSIGNMENT

      From:  GPA II Limited

      To:  Frontier Airlines, Inc.

                                                               [Date]

Dear Sirs,

We hereby give you notice that by an Assignment dated [ ], 19[] (the "Assignment") between us and GPA Finance (Bermuda) Limited of GPA House, Shannon, Co. Clare, Ireland ("Assignee") we have assigned absolutely to Assignee all our right, title and interest in and to the Aircraft Lease Agreement dated as of 20th October, 1995 (the "Lease") between ourselves and yourselves relating to one Boeing 737-300 aircraft with manufacturer's serial number 23177 together with the two installed CFM-56-3B1 engines (the "Aircraft").

Henceforth all monies that may be payable by you under the Lease shall continue to be paid to the bank account specified in the Lease unless and until the Assignee otherwise directs, whereupon you are authorized and required to comply with the Assignee's directions.

This notice and the instructions herein contained are irrevocable. Please acknowledge receipt of this notice to the Assignee on the enclosed Acknowledgment. You are hereby authorized to assume the obligations expressed to be assumed by you thereunder to the effect that, so far as the same would otherwise be incompatible therewith, your obligations to us under the Lease will be modified accordingly.

Yours faithfully,



For and on behalf of GPA II Limited

                                     PART 2


                                 ACKNOWLEDGMENT


From:  Frontier Airlines, Inc.

To:    GPA Finance (Bermuda) Limited                  [Date]



Dear Sirs,

We acknowledge receipt of a Notice of Assignment dated [ ] (the "Assignment Notice") relating to an assignment (the "Assignment") between GPA II Limited (the "Assignor") and you. We acknowledge that we will not challenge the effectiveness of the Assignment to confer on you all rights, title and interest of the Assignor under the Aircraft Lease Agreement dated as of 20th October, 1995 between Assignor and ourselves (the "Lease") in respect of one Boeing 737-300 aircraft with manufacturer's serial number 23177 together with the two installed CFM-56-3B1 engines.

In consideration of payment to us of $1 and for other valuable consideration, receipt of which we hereby acknowledge, we hereby agree as follows:-

If you issue to us a notice (a "Lessor Default Notice") that your rights as assignee under the Assignment have become exercisable we agree that we will thereafter (a) pay to you at such account as you may nominate all rentals and other amounts from time to time payable by us under the Lease; (b) perform, observe and comply with all our other undertakings and obligations under the Lease in your favor and for your benefit as if you were named as Lessor therein instead of the Assignor; and (c) if you so request, enter into a lease with you or your nominee, on the same terms (mutatis mutandis) as the Lease.

If the Assignor is in breach of any of its obligations, express or implied, under the Lease, or if any event occurs which would permit us to terminate, cancel or surrender the Lease we will (a) immediately upon becoming aware of it, give you notice of such breach or event, (b) accept as adequate remedy for any such breach performance by you of such obligations within 7 days of our written notice to you; and (c) if you so request, enter into a lease with you or your nominee on terms identical to the Lease, mutatis mutandis.

We agree that after issue by you of any Lessor Default Notice, we will not recognize the exercise by the Assignor of any of its rights and powers under the Lease unless and until requested to do so by you.

We agree that you will have the benefit of Clause 10 of the Lease (Indemnity) and agree that we are bound by the terms of such clause, as though the same were set out herein in full, mutatis mutandis.


Yours faithfully,



For and on behalf of Frontier Airlines, Inc.

                                  SCHEDULE 6


                             FORM OF LEGAL OPINION


      To:   GPA II Limited
            GPA House
            Shannon
            County Clare
            Ireland

            National Westminster Bank plc
            NWM Agency Group,
            3rd Floor
            Juno Court
            24 Prescot Street
            London EI 8BB  England


            on behalf of the Banks (as defined in the Lease)

                                                               [Date]


      Dear Sirs,

1. You have asked us to render an opinion in connection with the transaction governed, inter alia, by the under mentioned documents. Words and expressions used herein will bear the same meanings as defined in an Aircraft Lease Agreement (the "Lease") dated [ ] 1995 between [ ] ("Lessor") and Frontier Airlines, Inc. ("Lessee") in respect of one Boeing 737-300 aircraft with manufacturer's serial number 23177 together with the two installed engines (the "Aircraft").

1.1.  the Lease;

1.2.  the Memorandum and Articles of Association of Lessee;

1.3. all other documents, approvals and consents of whatever nature and wherever kept which it was, in our judgment and to our knowledge, necessary or appropriate to examine to enable us to give the opinion expressed below.

2. Having considered the documents listed in paragraph 1 above, and having regard to the relevant laws of [State of California] [the State of Colorado] we are pleased to advise that in our opinion:-

(a)   Lessee was duly incorporated in the State of [     ] on [ ] for an
      indefinite period as a limited company and is a validly existing separate legal entity, is subject to suit in its own name, and, to the best of our knowledge, no steps have been, or are being, taken to appoint a receiver, liquidator, trustee or similar officer over, or to wind up, Lessee;

(b) Lessee has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, the Lease and the transactions contemplated by the Lease;

(c) the entry into and performance by Lessee of, and the transactions contemplated by, the Lease do not and will not:-

      (i)    conflict with any laws binding on Lessee; or

      (ii)   conflict with the constitutional documents of Lessee; or

      (iii) conflict with or result in default under any document which is binding upon Lessee or any of its assets or result in the creation of any Security Interest over any of its assets.

(d) no authorizations, consents, licenses, approvals and registrations (other than those which have been obtained and of which copies are attached hereto) are necessary or desirable to be obtained from any governmental or other regulatory authorities in the United States of America (the "United States") to enable Lessee:-

      (1) to enter into and perform the transactions contemplated by the Lease;

      (2) to import the Aircraft into the United States for the duration of the Term;

      (3) to operate the Aircraft in the United States for the transport of fare-paying passengers; or

      (4)   to make the payments provided for in the Lease;

(e)   except for [the filing and recordation of the Agreement with the FAA and]
      the filing of the Financing Statements with [   ] (which filing has been
      duly made on or before this date) it is not necessary or desirable, to ensure the priority, validity and enforceability of all the obligations of Lessee under the Lease that the Lease be filed, registered, recorded or notarized in any public office or elsewhere or that any other instrument relating thereto be signed, delivered, filed, registered or recorded, that any tax or duty be paid or that any other action whatsoever be taken;

(f) No steps are necessary or desirable to record or perfect either Lessor's or Owner's interest in the Aircraft in the United States;

(g) a change in the shareholding in the Owner and/or Lessor will not have any effect [on the [local jurisdiction] registration of the Aircraft,] on the rights of the Lessor or Owner against Lessee and does not require to be notified to, or registered with, or require consent, approval or a license from any registry or governmental or regulatory authority in [local jurisdiction]

(h) on termination of the Lease (whether on expiry or otherwise) as contemplated in the Lease, Lessor would be entitled:-

      (1)  to repossess the Aircraft;

      (2)  to export the Aircraft from the United States;

      without requiring any further consents, approvals or licenses from any governmental or regulatory authority in [];

(i) the Lease has been properly signed and delivered on behalf of Lessee and the obligations on the part of Lessee contained therein, are valid and binding on and enforceable against Lessee respectively under the laws of the United States;

(j) the events described in Clause 13.1(g) of the Lease comprise an accurate and complete statement of all events and situations provided for by the laws of the United States which may lead to the cessation of activities, winding up or dissolution of Lessee;

(k)   Lessee is a Certificated Air Carrier;

(l) Lessee is a "citizen of the United States" as defined in Section 40102 of Title 49 of the United States Code;

(m) Lessor is entitled to the benefits of Section 1110 of Title 11 of the United States Code;

(n)   Lessee's chief executive office (as defined in the Uniform Commercial Code
      in effect in [  ]) is located at [    ];

(o) the obligations of Lessee under the Lease rank at least pari passu with all other present and future unsecured and unsubordinated (including contingent obligations) of Lessee;

(p) there is no withholding tax or other Tax to be deducted from any payment whatsoever which may be made by Lessee pursuant to the Lease; with respect to any withholdings, the provisions of Clauses 5.6, 5.7 and 5.10 of the Lease are fully effective; and the arrangements contemplated by the Lease do not give rise to any charge whatsoever to Taxes in the United States;

(q) there is no applicable usury or interest limitation law in the United States which may restrict the recovery of payments in accordance with the Lease;

(r) there are no registration, stamp or other taxes or duties of any kind payable in the United States in connection with the signature, performance or enforcement by legal proceedings of the Lease;

(s) Lessor will not violate any law or regulation in the United States nor become liable to tax in the United States by reason of entering into the Lease with Lessee, or performing its obligations thereunder;

(t) it is not necessary to establish a place of business in the United States in order to enforce any provisions of the Lease;

(u) the choice of the Governing Law to govern the Lease will be upheld as a valid choice of law in any action in the Courts of the United States;

(v) the consent to the jurisdiction by Lessee contained in the Lease is valid and binding on Lessee and not subject to revocation;

(w) any judgment for a definite sum given by the Courts of the State of California against Lessee would be recognized and accepted by the Courts of the United States without re-trial or examination of the merits of the case;

(x)   (i)   Lessee is subject to civil commercial law with respect to its obligations under the Lease; and

      (ii) neither Lessee nor any of its assets is entitled to any right of immunity and the entry into and performance of the Lease by Lessee constitute private and commercial acts; and

(y) there are no laws or other rules in the United States (including, without limitation, Emergency Powers laws) pursuant to which Lessee may be deprived of the Aircraft by any Government Entity or any other person, other than Lessor or any assignee of Lessor.

3. We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions based on any law other than the laws of the United States and accordingly express no legal opinion herein based upon any law other than the laws of the United States.


      Yours faithfully,

                                  SCHEDULE 7

                         FORM OF AIRCRAFT USAGE REPORT

                  FOR PERIOD BEGINNING ON __________, 199____
                      AND ENDING ON ___________, 199____

The undersigned Officer of Frontier Airlines, Inc. ("Lessee") hereby certifies as follows:

1. This report is submitted to GPA II Limited ("Lessor") under that certain Aircraft Lease Agreement dated as of October 20, 1995, between Lessor and Lessee (the "Lease"), and capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Lease.

2.    The Aircraft covered by this report is:

          Aircraft:                    Boeing 737-300
          Serial No:                   23177
          Irish Reg. No.:              ____________

3. During the period covered by this report, the Airframe which is the subject of the Lease was operated for the following number of Flight Hours and Cycles as such terms are defined in the Lease:

                    _________ Flight Hours    __________ Cycles

4. During the period covered by this report, the CFM-56-B1 Engines Bearing respective serial numbers 721185 and 720381 which are the subject of the Lease, where each operated for the following number of Flight Hours and Cycles, as defined in the Lease:

                           Flight Hours           Cycles
                           ------------           ------

              SN 721185    ________________       ________________

              SN 720381    ________________       ________________


This Aircraft Usage Report is dated __________________, 199_____,


                              FRONTIER AIRLINES, INC.


                              By:________________________________

                                  Title:_______________________________

                                   SCHEDULE 8

As of, and with effect from, the Adjustment Date this Agreement will hereby be amended as follows:

(a) save where otherwise specifically amended, references to "Security Agent" and "Trustee" wherever they appear in the Lease shall be construed as references to "Owner"; and references to any "Bank", the "Banks", the "Owner Assignment", the "Trustee Assignment" and "the Assignments" wherever they appear shall be deleted;

(b)   In Clause 1.1 of this Agreement:

      (i) the definitions of "Assignments", "Banks", "Owner Assignment", "Security Agent", "Trustee" and "Trustee Assignment" shall be deleted;

      (ii) the definition of "Indemnitees" shall be replaced by the following definition:

            "Indemnitees" means Owner, Lessor, the Previous Financier, GE Capital Aviation Services Limited GE Capital Aviation Services, Inc. and such other persons (being the persons requiring indemnification as parties connected with Lessor's refinancing of the Aircraft) as shall have been notified in writing by Lessor to Lessee not less than [ ] days prior to the Adjustment Date) and, in each case, their respective successors and assigns, shareholders, subsidiaries, affiliates, partners, contractors, directors, officers, servants, agents and employees;"

      (iii) a new definition shall be inserted as follows:

            "'Previous Financiers' means (I) National Westminister Bank PLC;
            (ii) NatWest Aerospace Trust Company Limited; and (iii) the banks and financial institutions which provided finance for the Aircraft and/or for whom NatWest Aerospace Trust Company Limited acted as trustee in connection with security in the Aircraft and related assets, prior to the Adjustment Date;"

      (c) in Clause 8.4(b) of this Agreement by replacing the words "Lessor, Owner, Trustee or any Bank" with the words "Lessor or Owner";

(d) in Clause 8.7(a) of this Agreement, the text beginning with the words "expected to jeopardise" in line 2 and ending at the end of the paragraph shall be replaced by the words:

      "expected to jeopardise the rights of Owner as owner and Lessor as lessor of the Aircraft;"

(e)   Clause 8.10(b) of this Agreement shall be amended by:

      (i) deleting the text in lines 2 and 3 of sub-paragraph (i) thereof which follows the words "financing of the Aircraft"; and

      (ii) deleting sub-paragraph (iii) and replacing it with the following:

           "to establish, maintain, preserve, perfect and protect the rights of Lessor under this Agreement or the interest of Owner in the Aircraft and under the Head Lease;"

(f) in proviso (1) to Clause 8.14(c), by deleting the words "or the interests of Trustee in respect thereof under the Assignments" and by replacing the words "Owner, Lessor and Trustee" with the words "Owner and Lessor" in proviso (2) to Clause 8.14(c);

(g) in Clause 8.18, by replacing the words in parenthesis with the words "(other than Lessor or Owner)";

(h) in Clause 9.2 of this Agreement, the words "Lessor, Owner and Trustee" shall be replaced by "Lessor and the other Indemnitees";

(i) by the deletion of Clause 13.1(k) of this Agreement and the substitution of the following therefor: "Rights: the existence, validity, enforceability or priority of the rights of the Owner as owner and the rights of Lessor as lessor in respect of the Aircraft are challenged by Lessee or any other person claiming by or through Lessee;"

(j) in sub paragraph (e)(i) in Schedule 4 to this Agreement, the word "Trustee" shall be deleted;

(k) by the deletion of sub-paragraph (e) (iii) in Schedule 4 to this Agreement with the consequent re-numbering of the following sub-clauses; and

(l) in paragraphs f(i) and f(ii) of Schedule 4 to this Agreement, the references to "Lessor, Owner, Trustee, GECASI, GECASL" and "Lessor, Owner, Trustee" shall be construed as, and deemed replaced by, references to the "Indemnitees";

(m)   in paragraph (g) of Schedule 4 of this Agreement:

      (i) in subparagraph (iv), by the deletion of the words "and that Insurances are subject to a security assignment in favour of Owner";

      (ii) in sub-paragraph (vi), the words "or to be subrogated to any rights of Trustee against Lessor, Owner, GECASI, GECASL or Lessee" shall be deleted;

      (iii) in sub-paragraph (viii), by replacing the words "Lessor, Owner and Security Agent" with the words "Lessor and Owner", and

      (iv) by deleting sub-paragraph (xi), and substituting the following therefor:

             "accept and insure the indemnity provisions of this Agreement to the extent of the risks covered by the policies".